UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☑ Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to §240.14a-12

miller industries, inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PROXY STATEMENT	Notice of Annual Meeting of Shareholders

NOTICE

OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF MILLER INDUSTRIES, INC.

You are cordially invited to the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Miller Industries, Inc., a Tennessee corporation (“Miller Industries” or the “Company”):

ITEMS OF BUSINESS:

1.	To elect seven directors to hold office until the annual meeting of shareholders in 2026, or until their successors are duly elected and qualified;
2.	To approve the Miller Industries, Inc. 2025 Stock Incentive Plan;
3.	To approve, on an advisory basis, the compensation of our named executive officers;
4.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 1, 2025 are entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the proxy statement accompanying this notice for a complete statement regarding matters to be acted upon at the Annual Meeting.

By order of the Board of Directors

/s/ Frank Madonia

Executive Vice President, Secretary and General Counsel

Ooltewah, Tennessee

April 11, 2025

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted. Please vote your shares by Internet, telephone or by signing, dating, and returning all proxy cards or instruction forms provided. A prompt response is appreciated.

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PROXY STATEMENT	TABLE OF CONTENTS

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PROXY STATEMENT	TABLE OF CONTENTS

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PROXY STATEMENT	TABLE OF CONTENTS

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PROXY STATEMENT	Proxy Summary

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2025

PROXY SUMMARY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Miller Industries, Inc. (the “Company” or “Miller Industries”) for use at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”) to be held at the Hilton Garden Inn Hotel, 879 College Drive, Dalton, Georgia 30720, on Friday, May 23, 2025, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to shareholders on or about April 15, 2025.

Only holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the close of business on April 1, 2025 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 11,459,278 shares of Common Stock. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting.

Voting Procedures

A majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining a quorum. Each outstanding share of Common Stock is entitled to one vote.

For all proposals in this proxy statement, abstentions are not considered “votes cast” and, therefore, will not have an effect on the results of the votes on any proposals in this proxy statement. Below are the proposals to be voted on at the Annual Meeting:

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PROXY STATEMENT	Proxy Summary

Proposal		Votes Required	Voting Options	Board Recommendation
1.	To elect seven directors to hold office until the annual meeting of shareholders in 2026, or until their successors are duly elected and qualified	Plurality (1)	For Withhold	FOR
2.	To approve the Miller Industries, Inc. 2025 Stock Incentive Plan	Majority (2)	For Against Abstain	FOR
3.	To approve, on an advisory basis, the compensation of our named executive officers	Majority (3)	For Against Abstain	FOR
4.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025	Majority (4)	For Against Abstain	FOR
(1)	The election of a nominee to the Board of Directors requires a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Therefore, for Proposal 1, to elect seven directors to our Board, the seven director nominees receiving the greatest number of votes at the Annual Meeting shall be elected, even though such nominees may not receive a majority of the votes cast.
(2)	Proposal 2, to approve the Miller Industries, Inc. 2025 Stock Incentive Plan, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it.
(3)	Proposal 3, to approve, on an advisory basis, the compensation of the Company’s named executive officers, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it. Proposal 3 is advisory and therefore is not binding on us, our Board, or our Compensation Committee.
(4)	Proposal 4, to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it. Proposal 4 is advisory and therefore is not binding on us, our Board, or our Audit Committee.

Broker non-votes are not considered “votes cast” and, therefore, will not have an effect on the results of the vote with respect to any proposal in this proxy statement. A broker non-vote occurs when a proxy received from a broker or other nominee holding shares on behalf of a client does not contain voting instructions on a non-routine matter because the broker or nominee has not received specific voting instructions from the client with respect to such non-routine matter. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine”, except for the proposal to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Accordingly, the brokerage firm cannot vote your shares on those “non-routine” proposals without your instructions.

If you hold shares of Common Stock in your own name as holder of record as of the close of business on April 1, 2025, then you may give a proxy to be voted at the Annual Meeting in any of the following ways: (i) over the telephone by calling a toll-free number; (ii) electronically, using the Internet; or (iii) by completing, signing, and dating the enclosed printed proxy card and returning it in the postage-paid return envelope provided. If you are a shareholder of record and would like to submit your proxy vote by telephone or Internet, you should refer to the specific instructions provided on the enclosed proxy card. If you are a shareholder of record and wish to submit your proxy by mail, you should complete, sign, date, and return the proxy card in accordance with the instructions thereon prior to the Annual Meeting. Additionally, a holder of record may vote in person by attending the Annual Meeting and completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold shares of Common Stock through a broker or other nominee (i.e., in “street name”), the broker or nominee should provide instructions on how you may instruct the broker or other nominee to vote those shares on your behalf.

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PROXY STATEMENT	Proxy Summary

A shareholder of record who votes over the Internet or by telephone may revoke the proxy by: (i) attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person; or (ii) voting again over the Internet or by telephone by no later than 11:59 p.m. (Eastern Time) on May 22, 2025. A shareholder of record who signs and returns a proxy card may revoke such shareholder’s proxy at any time before it has been exercised by: (i) attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person; (ii) filing with the Secretary of the Company a written revocation; or (iii) executing and delivering a timely and valid proxy card bearing a later date. Unless revoked, where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such choice. If no choice is specified, such shares will be voted in accordance with the Board’s recommendations on the proposals in this proxy statement, as set forth above, and in the discretion of the proxy holders on any other matter that may properly come before the meeting. If you hold shares of Common Stock in street name, you must follow the instructions given by your broker or nominee to change your voting instructions.

The Board of Directors has designated William G. Miller, William G. Miller II, and Frank Madonia, and each or any of them, to vote on its behalf the proxies being solicited hereby. The Board of Directors knows of no matters which are to be brought to a vote at the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

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PROXY STATEMENT	Proxy Summary

Environmental, Governance, and Human Capital Initiatives

ENVIRONMENT	We are committed to protecting our planet

We are committed to promoting a culture of environmental stewardship and conservation. We aim to limit our environmental impact through sustainable business practices and operational efficiencies that reduce waste, emissions, energy intensity, and resource depletion. We continually look for new ways to promote sustainable and environmentally-friendly practices at our production facilities to reduce our overall environmental impact and make our workplace safer for our employees.

GOVERNANCE	We live by our Code of Conduct

A strong emphasis is placed on ethics and compliance, as evidenced by our Code of Conduct. This Code of Conduct applies to all directors, officers, and employees, and serves to reinforce our core values throughout our operations, and is our main guide to fostering an inclusive, transparent, and engaged company culture.

HUMAN CAPITAL	We are committed to protecting and supporting our employees

At Miller Industries, Inc., we put our people first. Our employees are the foundation of our continuous success, driving forward the growth and development of our Company.

Our employees’ feedback on any aspect of our business is essential to Miller Industries’ performance. We consistently engage our employees through various channels, including an annual general survey, pulse surveys on an as-needed basis, townhalls with senior leadership, focus groups, and more. During these engagements, we focus on soliciting feedback and turning it into actionable items. The process creates a strong corporate culture in which employees play an integral role in our business.

We are also focused on culture and talent, equity, and inclusion as well as employee health and safety.

Our culture is rooted in our values and behaviors, based on treating others the way we would like to be treated and fostering a work environment that is inclusive, fair, and engaged. Providing a positive work environment supports our ability to attract, retain, and develop our employees and enables business performance.

We put our people first. We are committed to fostering a healthy and safe work environment, where every employee is well-supported and trained to responsibly follow company practices and processes.

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PROXY STATEMENT	Corporate Governance

CORPORATE GOVERNANCE

Governance Highlights

We believe that strong governance principles, policies, and practices contribute to better results for our shareholders.

Key elements of our corporate governance framework include the following:

CORPORATE GOVERNANCE FRAMEWORK
✓	Annual election of directors	✓	Lead Independent Director
✓	Our director attendance for Board and Board Committee meetings has been 100% for every meeting since 2013, except for one director being unavoidably absent from one Board meeting in 2024	✓	Our directors have a diversity of skills, experience, and backgrounds
✓	Annual say-on-pay vote	✓

All Audit Committee members are financially literate and two out of five are “audit committee financial experts” (if all nominees are elected, then one out of four will be an “audit committee financial expert”)

✓	No shareholder rights (“poison pill”) plan	✓	Overboarding policy that limits our directors from serving on more than two other public company boards and on more than one private company board
✓	A majority of the members of the Board are independent (if all nominees are elected, then five out of seven directors will be independent)	✓	Periodic Board performance evaluations
✓	Shareholders holding at least 15% of outstanding shares may call special meeting of shareholders	✓	Single class of voting stock
✓	Anti-hedging and anti-hedging policy for executive officers and directors	✓	All Audit, Compensation, and Governance & Sustainability Committee Chairs and members are independent
✓	Our Corporate Governance Guidelines provide that the Board expects that when a Chairperson or CEO resigns from that position, he or she will also resign from the Board	✓	Our Code of Conduct applies to all our directors, executive officers, and employees

Director Nominations

The Governance & Sustainability Committee and the Board of Directors seek to ensure that the Board is comprised of a highly capable group of directors who collectively provide a significant breadth of experience, knowledge, and ability to effectively satisfy its oversight responsibilities and represent the interest of shareholders, enhance shareholder value, and reflect our corporate values of integrity, honesty, and adherence to high ethical standards.

In recruiting and evaluating new director candidates, the Governance & Sustainability Committee assesses candidates’ independence, as well as the candidates’ background and experience, and current board needs. The Company values

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PROXY STATEMENT	Corporate Governance

diversity and endeavors to have a Board representing diverse experience at policy-making levels in business, education, or areas that are relevant to the Company’s business. Each of the Company’s directors possesses high ethical standards, acts with integrity, and exercises careful, mature judgment. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. Alignment with our shareholders is important in building long-term value for the Company over time.

In addition, in determining whether to nominate an existing director for re-election to the Board of Directors, the Governance & Sustainability Committee considers and reviews the existing director’s past attendance at Board and committee meetings, and the director’s participation in, and contributions to, the activities of the Board.

The Governance & Sustainability Committee also considers the number of other public company boards and private company boards on which each existing director and each director nominee serves. Each director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities as a member of the Board and, if applicable, any Board committee(s) on which he or she serves. See “Board Commitments” below for limitations imposed by the Company’s Corporate Governance Guidelines on service by directors on the boards of other companies.

The Board has not adopted any term limit or established any retirement age for directors. The Board believes that longer‐serving directors with experience and institutional knowledge bring critical skills and insights to the boardroom, and that imposing director term limits would implicitly discount the value of experience and continuity on the Board. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board does not impose limits on director tenure because it believes that doing so could deprive it of the valuable contributions of some of its most experienced members based on an arbitrary determination.

The Governance & Sustainability Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for director nominations set forth in Article I, Section 1.2, of the Company’s bylaws and applicable law. The process for evaluating nominees put forth by shareholders does not differ from the process used to evaluate the slate of directors put forth by the Company.

Board Leadership Structure

The Board of Directors is responsible for overseeing and directing the management of the Company. Mr. William G. Miller serves as the Executive Chairman of the Board. Mr. William G. Miller II served as Co-Chief Executive Officer of the Company from 2013 until March 2022, when he became the sole Chief Executive Officer of the Company. Each of the standing committees of the Board of Directors, the Audit, Compensation, and Governance & Sustainability Committees, is chaired by, and comprised entirely of, independent directors.

On August 7, 2023, the Board, upon the recommendation of the Governance & Sustainability Committee, amended the Company’s Corporate Governance Guidelines to provide for a lead independent director and elected Theodore H. Ashford III to such position, effective immediately. Mr. Ashford has been a director of the Company since 2010. He was not serving as chair of any committee of the Board at the time he was elected as Lead Independent Director.

The Lead Independent Director’s primary responsibilities include, among others, (i) providing leadership for the Board in discharging its duties, responsibilities, and obligations, (ii) acting as a liaison between the independent directors, the Chairperson, and the Chief Executive Officer, (iii) presiding over meetings of the non-management directors, (iv) providing input to the Chairperson and the CEO on the frequency of Board meetings and the content of Board meeting agendas, (v) advising the Chairperson and CEO on the quality, quantity, appropriateness, and timeliness of information provided to the Board, and (vi) performing such other functions as may be requested by the Board, the Chairperson, or the CEO. The establishment of a Lead Independent Director with robust functions, authority, and responsibilities reflects the Board’s commitment to strong corporate governance. The complete responsibilities of the Lead Independent Director are specified in the Company’s Corporate Governance Guidelines, which are available on the Company’s Investor Relations website, in the “Corporate Governance” section at www.millerind.com/investors.

The Board of Directors believes that separating the positions of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board, along with the Lead Independent Director, to lead our Board of Directors in its fundamental role of providing advice to, and oversight of, management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman,

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PROXY STATEMENT	Corporate Governance

particularly as our Board’s oversight responsibilities continue to grow. Although we do not have a policy mandating the separation of the roles of Chairman and the Chief Executive Officer, our Board of Directors believes that having separate positions, along with the valuable component of a Lead Independent Director, is the appropriate leadership structure for the Company at this time.

Board and Shareholder Meeting Attendance

The Board is currently composed of nine directors, seven of whom are independent directors under the New York Stock Exchange (“NYSE”) listing rules. During fiscal 2024, the Board met five times. During fiscal 2024, each director who served on the Board attended all of the meetings of the Board and the committees on which he or she served, except for one director being unavoidably absent from one Board meeting. It is the Board’s policy that directors are encouraged, but not required, to attend the annual meeting of shareholders. All of our then-serving directors attended the 2024 annual meeting of shareholders.

Board Committees

The Board has established the Audit, Compensation, and Governance & Sustainability Committees to assist it in discharging its responsibilities. The Board may appoint other committees from time to time. Each committee has a written charter and all such charters, as well as the Company’s corporate governance guidelines, are available on the Company’s Investor Relations website, in the “Corporate Governance” section at www.millerind.com/investors, and will be provided in print to any shareholder who submits a request in writing to Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee, 37363.

The current membership of each committee and its primary responsibilities, as well as the number of meetings held by each of these committees during fiscal 2024, are described below.

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PROXY STATEMENT	Corporate Governance

2024	◾ ◾ ◾ ◾ ◾ ◾ compliance with legal and regulatory requirements.
AUDIT COMMITTEE MEMBERS ▪ Mr. Ashford* ▪ Mr. Chandler* ▪ Mr. Jackson (Member since March 4, 2024) ▪ Dr. Sweeney (Chair since March 6, 2024) ▪ Ms. Walton MEETINGS IN FY 2024: 4

Roles and Responsibilities:

The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities with respect to:

◾
Matters involving the Company’s accounting, auditing, financial reporting, internal controls, and disclosure controls and procedures;
◾
The integrity of the Company’s financial statements and other financial information;
◾
The independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor;
◾
The Company’s cyber and information security risks; and
◾
The Company’s legal and regulatory compliance and ethics.

All members of the Audit Committee meet independence requirements within the meaning of Securities and Exchange Commission (“SEC”) and NYSE listing standards. In 2024, the Board determined that Mr. Jackson qualifies as an independent director. See “Director Independence” for more information.

In addition, all members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards.

* Messrs. Ashford and Chandler each qualify as an “audit committee financial expert” as defined by applicable SEC rules.

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PROXY STATEMENT	Corporate Governance

COMPENSATION COMMITTEE MEMBERS ▪ Mr. Ashford ▪ Mr. Chandler (Chair) ▪ Ms. Sutton (Member since May 1, 2023) ▪ Ms. Walton MEETINGS IN FY 2024: 4

Roles and Responsibilities:

The Compensation Committee discharges the Board’s responsibilities with respect to approving and monitoring the executive compensation plans, policies, and programs of the Company and performance assessment of senior executives. The Compensation Committee also oversees the Company’s succession planning for the CEO and other executive officers, as well as advises management on other significant human resources matters. Its duties include:

◾
Evaluating the performance of the CEO;
◾
Reviewing and approving the compensation of our executive officers;
◾
Granting equity incentive awards under the Company’s equity incentive plan;
◾
Managing compliance with laws affecting executive compensation, including the rules and regulations of the SEC and the NYSE;
◾
Reviewing, approving, and monitoring compliance with any Company clawback policy in effect from time to time;
◾
Reviewing, approving, and overseeing compliance with stock ownership guidelines applicable to executive officers of the Company;
◾
Advising and consulting with the Board and management on succession planning for the CEO;
◾
Reviewing and providing guidance to management regarding Company policies, programs, and practices related to talent management and development for executive officers and senior management; and
◾
Retaining external consultants or advisors as deemed necessary or advisable.

All members of the Compensation Committee meet independence requirements within the meaning of the NYSE listing standards.

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PROXY STATEMENT	Corporate Governance

GOVERNANCE & SUSTAINABILITY COMMITTEE MEMBERS ▪ Mr. Ashford ▪ Mr. Chandler ▪ Dr. Reyes ▪ Ms. Walton (Chair) MEETINGS IN FY 2024: 4

Roles and Responsibilities:

The Governance & Sustainability Committee leads the adoption and implementation of effective principles of corporate governance, and assists the Board in evaluating and recommending director nominees, reviewing the Company’s corporate governance framework, and overseeing the Company’s commitment to corporate sustainability matters. Its duties include:

◾
Evaluating policies and procedures for identifying and evaluating director nominees;
◾
Reviewing director succession planning, including identifying and evaluating individuals qualified to become Board members, and recommending the Board select the director nominees for the next annual meeting of shareholders;
◾
Establishing a process by which shareholders are able to communicate with members of the Board;
◾
Making recommendations to the Board regarding the compensation of directors;
◾
Developing and recommending to the Board a corporate governance policy;
◾
Making recommendations to the Board regarding Board and Board committee organization, membership, and function;
◾
Reviewing stock ownership guidelines for non-employee directors, including monitoring compliance by non-employee directors with any such guidelines in effect from time to time; and
◾
Overseeing the Company’s commitment to its sustainability policies, goals, performance metrics, and other matters relating to sustainability issues or topics.

All members of the Governance & Sustainability Committee meet independence requirements within the meaning of the NYSE listing standards.

Director Independence

Pursuant to our corporate governance guidelines and NYSE rules, the Board must have a majority of directors who meet the standards for independence. Our corporate governance guidelines provide that, to be independent, the Board must determine that a director has no material relationship with the Company other than as a director. The Board must determine, based on a review of the relevant facts and circumstances, whether each director satisfies the criteria for independence. The Board undertook an annual review of director and director nominee independence. The Board process was designed to identify any transactions and relationships between each director and director nominee, or any member of his or her immediate family, and the Company, its subsidiaries, and affiliates known to the Company. The Board also considered whether there were any transactions or relationships between directors, director nominees, or any member of their immediate family.

The Board of Directors has determined that seven out of nine of the current members of the Board of Directors are “independent”, as defined under applicable federal securities laws and the listing standards of the NYSE. The independent directors are Messrs. Ashford, Chandler, and Jackson,  Drs. Reyes and Sweeney, and Mses. Sutton and Walton. The Board has also determined that all committee members are “independent” under applicable listing standards of the NYSE and federal securities laws for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A- 3(b)(1) under the Exchange Act. Prior to January 2024, Mr. Jackson did not meet the definition of an independent director because of the substantial business that his employer engaged in with the Company during 2020. However, in 2024, the Board determined that Mr. Jackson now qualifies as an independent director.

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PROXY STATEMENT	Corporate Governance

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, information technology, environmental, competitive and reputational risks. The Board’s risk management includes reviews of cybersecurity vulnerability and the actions necessary to enhance the security of the Company’s information systems. The Board also considers geopolitical risks that may impact the Company. Additionally, management is available to address any questions or concerns raised by the Board on risk management and any other related matters.

While the Board is ultimately responsible for risk oversight at the Company, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity controls and compliance with legal and regulatory requirements, and, in accordance with the NYSE rules, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and succession planning for the Company’s executive officers. The Governance & Sustainability Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for the Company’s directors, corporate governance, and sustainability matters.

A summary of the allocation of general risk oversight among management, the Board, and the Board Committees follows below:

Board of Directors Oversight of Risks
Audit Committee	Compensation Committee	Governance & Sustainability Committee

Oversees the management of risks related to financial statement integrity and reporting, internal control over financial reporting, cybersecurity controls, and compliance with legal and regulatory requirements.

Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and succession planning for our executive officers.

Oversees the management of risks related to our Board and committee structure, the Board’s succession planning, corporate governance, and sustainability matters.
Management Identification, assessment, and management of risks

Board Commitments

To ensure that each director does not have other board commitments that would impair a director’s ability to fulfill his or her duties on the Board, the Board has adopted limitations on the number of public and private company boards on which a director may serve. Accordingly, under the Company’s Corporate Governance Guidelines, unless the Board determines that the carrying out of a director’s responsibilities to the Company will not be adversely affected by the director’s other directorships, directors are limited to serving on not more than two boards of other public companies in addition to the Company’s Board, and not more than one board of a private company.

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PROXY STATEMENT	Corporate Governance

Communication with Director(s)

We have a well-developed shareholder engagement program that emphasizes year-round shareholder engagement and direct communication with our Board. The ways in which we communicate with our investors throughout the year include quarterly earnings releases and earnings conference calls, SEC filings, sustainability reports, investor conferences, press releases, bi-annual or annual investor meetings, and our website.

Shareholders and other interested parties may communicate with any non-management director of the Board, committee of the Board, individual director, or the independent directors as a group, by writing to the Board of Directors, Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363. Communications from shareholders will be distributed to the entire Board unless addressed to a particular committee, director, or group of directors.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our directors, officers, and employees. Our Code of Conduct sets out our expectations regarding the treatment of our team members, customers, and the communities in which we operate, as well as our commitment to product quality, ethical and legal sourcing of our materials, and acting with integrity for our investors. Our Code of Conduct is available on the Company’s Investor Relations website, in the “Corporate Governance” section at www.millerind.com/investors. A copy of the Code of Conduct can also be obtained in print, free of charge upon request to Attention Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

Policy on Transactions with Related Persons

We have adopted a written policy that the Audit Committee must approve or ratify any “related person transactions” (transactions exceeding $120,000 in which Miller Industries is a participant and any related person has a direct or indirect material interest). “Related persons” include our directors, nominees for election as a director, persons controlling over 5% of our common shares, executive officers, and the immediate family members of each of these individuals.

Once a related person transaction is identified, the Audit Committee will review all relevant facts and circumstances and determine whether to approve the transaction. The Audit Committee will take into account such factors as it considers appropriate, including the material terms of the transaction, the nature of the related person’s interest in the transaction, the significance of the transaction to the related person and to us, the nature of the related person’s relationship with us, and whether the transaction would be likely to impair the judgment of a director or executive officer to act in our best interest. Under the Audit Committee charter, no member of the Audit Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person.

If advance approval of a transaction is not practicable, the Audit Committee will consider the transaction for ratification at its next regularly scheduled meeting. After its review, the Audit Committee will only approve or ratify those transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders.

Related Person Transactions

During 2024, there were no transactions, and there are no currently proposed transactions, involving an amount exceeding $120,000 in which Miller Industries, Inc., was, or is a participant, and in which any related person had or will have a direct or indirect material interest, except the following ongoing transaction, which has been reviewed and approved by the Audit Committee:

●	The son of Vincent Tiano, an executive officer of the Company, is employed by the Company assisting the Chief Executive Officer and the Chief Financial Officer with strategic planning and investor relations. His total compensation during 2024 was approximately $165,000.

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PROXY STATEMENT	Corporate Governance

Securities Trading Policy/Policy on Hedging and Pledging of Shares

We have adopted a Securities Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and certain employees. We believe the Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards applicable to the Company. The Securities Trading Policy, among other things, prohibits persons covered by the policy from trading in the Company’s securities while in possession of material nonpublic information relating to the Company, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy. The policy also provides for blackout periods and pre-clearance procedures for directors, officers, and other persons subject to such procedures.

Our Securities Trading Policy also prohibits our directors, executive officers and certain employees from entering into hedging or monetization transactions that are designed to hedge against a decrease in the price of the Company’s securities, such as collars, equity swaps, prepaid variable forward contracts and exchange funds. The policy also prohibits our executive officers and directors from pledging our securities as collateral for a loan or other obligation.

A copy of our Securities Trading Policy was filed as Exhibit 19 to the Annual Report on Form 10-K for the year ended December 31, 2024.

Excess Incentive Based Compensation Recoupment Policy

We have adopted an Excess Incentive-Based Compensation Recoupment Policy – also known colloquially as a “clawback” policy – in accordance with the latest SEC rules and NYSE listing standards. Pursuant to the policy, incentive-based compensation awarded to, earned by, or vested with any of our current or former executive officers is subject to recoupment by the Company to the extent it exceeds the compensation that otherwise would have been awarded to, earned by, vested with, or received by that current or former executive officer but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the Company. Under the policy, any recoupment is limited to excess compensation received by the current or former executive officer during the three completed fiscal years preceding the date the Company is required to prepare the accounting restatement. No finding of fault of the current or former executive officer is required. The Compensation Committee of the Board has the exclusive power and authority to administer the Policy, including to interpret the policy’s provisions and to make all determinations deemed necessary or advisable for the Policy’s administration.

17

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Pursuant to the Company’s charter and bylaws, the Board of Directors has fixed the number of directors at nine and, effective as of the Annual Meeting, the size of the Board will be reduced to seven directors. The members of the Board of Directors comprise a single class, and at each annual meeting of shareholders all directors are elected. The directors elected at the Annual Meeting will serve until the annual meeting of shareholders in 2026, or until their successors are duly elected and qualified. The Board of Directors may fill directorships resulting from vacancies and may increase or decrease the number of directors to as many as fifteen or as few as three. Executive officers are appointed annually and serve at the discretion of the Board of Directors.

Upon the recommendation of the Governance & Sustainability Committee and effective as of the Annual Meeting, the Board of Directors has approved a reduction in the size of the Board, from nine to seven members, in order to foster greater Board efficiency, engagement, and collaboration. Upon the recommendation of the Governance & Sustainability Committee, the Board of Directors has nominated Lead Independent Director Theodore H. Ashford III, Peter Jackson, Executive Chairman of the Board William G. Miller, William G. Miller II, Dr. Javier Reyes, Dr. Susan Sweeney, and Leigh Walton, who are all current members of the Board of Directors, for election as directors at the Annual Meeting. See “Corporate Governance – Director Nominations” above for a discussion of factors considered by the Governance & Sustainability Committee in arriving at its recommendations. Each such nominee has consented to be named herein and to serve as a director, if elected. As a result, following the Annual Meeting, the Board will be comprised of seven directors.

Unless contrary instructions are received, shares of Common Stock represented by duly executed proxies will be voted in favor of the election of each of the seven nominees named above to constitute the entire Board of Directors. The Board of Directors has no reason to expect that any nominee will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration.

Directors are elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors. The seven nominees receiving the highest number of votes cast “for” will be elected.

Information concerning the nominees for election, based on data furnished by them, is set forth below. The Board of Directors has determined that Messrs. Ashford and Jackson, Drs. Reyes and Sweeney, and Ms. Walton are independent directors under the listing standards of the NYSE.

✓	The Board recommends that you vote FOR the election of each of the director nominees.

18 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Director Nominees

Theodore H. Ashford III Age 61 Director since: 2010 Lead Independent Director Board Committees: ▪ Audit Committee ▪ Compensation Committee ▪ Governance & Sustainability Committee	Chief Executive Officer of Ashford Capital Management, Inc.
Other Current Public Directorships None

Professional Experience

◾
Chief Executive Officer of Ashford Capital Management, Inc. (“ACM”) from October 2011 to present; Chief Investment Officer since 2007 and President since 2001. Mr. Ashford served as an investment analyst for ACM from 1994 to 2001.
◾
Prior to ACM, Mr. Ashford worked for International Management Group.

Qualifications

Mr. Ashford brings to the Board valuable operations and leadership expertise. Mr. Ashford has experience as chief executive officer, advisory expertise, financial analysis skills, and a global perspective, with extensive international travel evaluating companies and markets around the world. We believe his global perspective and experiences, qualifications, attributes, and skills qualify Mr. Ashford to serve as a member of our Board.

In August 2023, Mr. Ashford was elected as the Lead Independent Director of the Board.

19

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Peter Jackson Age 56 Director since: 2023 Independent Director Board Committees: ▪ Audit Committee	Managing Partner and Executive Vice President of Providence Consulting Group, Ltd.
Other Current Public Directorships None

Professional Experience

◾
Founding partner of Providence Consulting Group, Ltd. (PCG) from 2016 to present. Mr. Jackson has played a pivotal role in shaping PCG’s vision and driving its growth as a leader in digital transformation, consulting services, and enterprise-wide innovation.
◾
Prior to PCG, Mr. Jackson served as a Practice Director at Business & Decision North America from 2008 to 2016, a Solution Architect for Infor from 2006 to 2008, and a Solution Architect for Baan Company from 2000 to 2006.

Qualifications

Mr. Jackson brings to the Board over 28 years of experience spanning manufacturing, enterprise software implementation, system solutions development, cybersecurity, and business suitability solutions, including extensive expertise across industries such as automotive, aerospace and defense, high-tech, and industrial equipment manufacturers. Mr. Jackson’s skillset encompasses enterprise resource planning systems, supply chain optimization, artificial intelligence strategies, organizational change management, and cybersecurity risk mitigation. Additionally, he has pioneered initiatives that align technology solutions with business objectives, ensuring clients adopt fit-for-purpose systems that support operational excellence and long-term scalability. We believe these experiences, qualifications, attributes, and skills qualify Mr. Jackson to serve as a member of our Board.

20 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

William G. Miller Age 78 Director since: 1994 Executive Chairman of the Board	Executive Chairman of the Board and Founder of Miller Industries, Inc.
Other Current Public Directorships None

Professional Experience

◾
Founder and Chairman of the Board of Directors of Miller Industries, Inc., from 1994 to present, Co-Chief Executive Officer from October 2003 to March 2011, Chief Executive Officer from April 1994 to June 1997, Co-Chief Executive Officer from June 1997 to November 1997, and President from April 1994 to June 1996.
◾
Prior to founding Miller Industries, Inc., Mr. Miller served as Chairman of Miller Group Inc., from August 1990 to May 1994, Chief Executive Officer from March 1993 until May 1994, and President from August 1990 to March 1993.
◾
Prior to that, Mr. Miller served in various management positions for Bendix Corporation, Neptune International Corporation, Wheelabrator-Frye Inc., and The Signal Companies, Inc.

Qualifications

As Executive Chairman of the Board of Directors and founder of Miller Industries, Inc., Mr. Miller brings to the Board over 30 years of experience with the Company. Mr. Miller has an in-depth knowledge and understanding of the Company and its operations and brings that knowledge to the Board of Directors. Prior to founding Miller Industries, Inc., Mr. Miller served in various leadership positions at various companies. We believe these experiences, qualifications, attributes, and skills qualify Mr. Miller to serve as a member of our Board.

21

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

William G. Miller II Age 46 Director since: 2014	President and Chief Executive Officer of Miller Industries, Inc.
Other Current Public Directorships None

Professional Experience

◾
President and Chief Executive Officer of Miller Industries, Inc., from March 2022 to present, Co-Chief Executive Officer from December 2013 to March 2022, President from March 2011 to March 2022, and Southeast Regional Vice President of Sales of Miller Industries Towing Equipment Inc., from November 2009 to February 2011.
◾
Prior to that, Mr. Miller II served as Vice President of Strategic Planning from October 2007 to November 2009; he was instrumental in the development and construction of the Company’s light-duty wrecker facility and then served as the General Manager of the light-duty product line and facility from 2004 to 2007, project leader of satellite trailers for military applications for Datapath, Inc., from 2003 to 2005, and District Sales Manager for Miller Industries Towing Equipment Inc., from 2002 to 2006.

Qualifications

As President and Chief Executive Officer of the Company, Mr. Miller II brings to the Board of Directors over 20 years of experience in a variety of leadership positions with Miller Industries, Inc., and a strategic perspective as a member of the Company’s executive team. In addition, Mr. Miller II contributes valuable insight into the strategic direction of the Company and provides essential guidance to the Board of Directors based on his intimate knowledge of the business and day-to-day operations of the Company. We believe these experiences, qualifications, attributes, and skills qualify Mr. Miller II to serve as a member of our Board.

22 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Dr. Javier Reyes Age 50 Director since: 2023 Independent Director Board Committees: ▪ Governance & Sustainability Committee	Chancellor of the University of Massachusetts Amherst
Other Current Public Directorships City Holding Company - the holding company of City National Bank of West Virginia (NASDAQ: CHCO)

Professional Experience

◾
Chancellor of the University of Massachusetts Amherst from July 2023 to present, and Interim Chancellor at the University of Illinois from July 2022 to July 2023.
◾
Prior to his promotion to Interim Chancellor, Dr. Reyes served as Provost and Vice Chancellor for Academic Affairs.
◾
Dr. Reyes served as Milan Puskar Dean of the John Chambers College of Business and Economics at West Virginia University from 2016 to July 2021. While at West Virginia University, Dr. Reyes served as Vice President for Start-up West Virginia from November 2018 until July 2021.
◾
Prior to that, Dr. Reyes served as a grant reviewer for the National Science Foundation and an invited academic scholar for the International Monetary Fund and European Bank for Reconstruction and Development.
◾
Dr. Reyes has experience in investment banking and has been a visiting scholar at several international institutions.
◾
Dr. Reyes was a founding member of the inaugural TIAA National Hispanic Advisory Council and continues to serve in its newer form, the TIAA Diversity Advisory Council. Dr. Reyes has also served on the national Board of Directors for the Association for Latino Professionals for America and the national Board of Directors for the University Professional and Continuing Education Association.

Qualifications

Dr. Reyes brings to the Board of Directors innovative and dynamic leadership with experience in international trade, and nearly 20 years of experience in academia, providing him with keen perspectives into the future of the workforce, exceptional management skills, and a diverse viewpoint on socioeconomic issues. We believe these experiences, qualifications, attributes, and skills qualify Dr. Reyes to serve as a member of our Board.

23

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Dr. Susan Sweeney Age 61 Director since: 2023 Independent Director Board Committees: ▪ Audit Committee (Chair)	Executive Vice President and Chief Human Resource Officer of Virginia Transformer Corp.
Other Current Public Directorships None

Professional Experience

◾
Executive Vice President and Chief Human Resource Officer of Virginia Transformer Corp. beginning in April 2025.
◾
Chief Human Resource Officer for Enpro Inc. from 2020 to 2022. Prior to taking this position, Dr. Sweeney held the position of Division President of GGB Bearing Technology (GGB), which was then an Enpro subsidiary, for seven years with strategy and P&L responsibility in North America, South America, Europe, and Asia.
◾
Prior to that, Dr. Sweeney served as an executive with General Motors Company with responsibilities focused on assembly, engineering, supply chain, quality, and site management at multiple locations in the United States and Canada.

Qualifications

Dr. Sweeney brings to the Board extensive manufacturing expertise and experience leading global teams and solving complex business issues, as well as significant experience in workforce development. Through her former position as Division President of GGB, Dr. Sweeney brings leadership experience and a thorough and insightful perspective to a wide range of financial, regulatory, and risk management issues. Additionally, Dr. Sweeney’s experience in executive-level roles at companies in other industries further demonstrates her leadership capability and broad knowledge of financial and operational issues that companies face. We believe these experiences, qualifications, attributes, and skills qualify Dr. Sweeney to serve as a member of our Board.

24 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Leigh Walton Age 74 Director since: 2020 Independent Director Board Committees: ▪ Audit Committee ▪ Compensation Committee ▪ Governance & Sustainability Committee (Chair)	Partner at Bass, Berry & Sims, PLC
Other Current Public Directorships None

Professional Experience

◾
Partner at Bass, Berry & Sims, PLC.
◾
Served for three years as Chair of the American Bar Association’s Mergers & Acquisitions Committee, an organization with over 5,000 members in 40 countries.
◾
In September 2019, Ms. Walton was elected as a member of the American College of Governance Counsel, a professional, educational, and honorary association of lawyers widely recognized for their achievements in the field of corporate governance.

Qualifications

Ms. Walton brings to the Board over 40 years of expertise advising companies in the areas of corporate governance, mergers & acquisitions, private equity transactions, and securities offerings. Ms. Walton also has extensive background in public company board responsibilities, processes, and dynamics through her service as an advisor to numerous public company boards over many years. Ms. Walton was also recognized for her achievements in the field of corporate governance. We believe these experiences, qualifications, attributes, and skills qualify Ms. Walton to serve as a member of our Board.

Director Compensation for Fiscal 2024

Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors. During 2024, non-employee directors received annual compensation comprised of a cash component and an equity component.

In October 2022, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a nationally-recognized compensation consultant, as its independent consultant. The services provided by Pearl Meyer from its engagement in October 2022 included a review of non-employee director compensation competitiveness. Pearl Meyer provided us with competitive data, analysis, and recommendations regarding non-employee director compensation. After careful consideration of this information and the scope of the duties and responsibilities of our non-employee directors, in March 2023, the Governance & Sustainability Committee recommended to the Board, and the Board approved, a new compensation program for the Company’s non-employee directors. Subsequently, at the Company’s 2023 annual meeting of shareholders, the Company’s shareholders voted to approve the Company’s 2023 Non-Employee Director Stock Plan. Under the Company’s 2023 Non-Employee Director Stock Plan, each non-employee director may be granted an award of restricted shares of Common Stock, restricted stock units, fully-vested shares of Common Stock, and non-statutory stock options on the first business day after each annual meeting of shareholders of the Company.

Pursuant to the Company’s new non-employee director compensation program, during fiscal 2024, each non-employee director received, (i) an annual cash payment of $95,000, and (ii) an annual equity award of restricted stock units valued at $80,000 based on the closing price of the Company’s Common Stock on the date of grant, in each case, as compensation for service on the Board.

In addition, during 2024, the Lead Independent Director, the Audit Committee Chair, the Compensation Committee Chair, and the Governance & Sustainability Committee Chair each received an annual cash payment of $20,000, $20,000, $15,000, and $10,000, respectively, for serving in such capacity.

25

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Under the Company’s non-employee director compensation program, each of the non-employee directors was granted 1,429 restricted stock units as compensation for service on the Board during 2024 based on the closing price of the Company’s Common Stock on the NYSE on June 21, 2024, which was $56.00. Each restricted stock unit represents a contingent right to receive one share of Common Stock and vests on the earlier of (i) the day immediately prior to the Company’s next annual meeting of shareholders or (ii) the first anniversary of the grant date, so long as the director’s service with the Company has not earlier terminated.

Until the restricted stock units become vested and nonforfeitable, the restricted stock units may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

The Board approves non-employee director compensation based on recommendations of the Governance & Sustainability Committee. The following table sets forth the total compensation earned or paid to each non-employee director for fiscal 2024:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total
Theodore H. Ashford III (5)	$114,667	$80,000	$1,262	$195,928
A. Russell Chandler III (6)	110,000	80,000	1,262	191,262
Peter Jackson	95,000	80,000	1,262	176,262
Dr. Javier Reyes	95,000	80,000	1,262	176,262
Richard H. Roberts (7)(8)	42,916	32,000	447	75,364
Jill Sutton	95,000	80,000	1,262	176,262
Dr. Susan Sweeney (7)	111,667	80,000	1,262	192,928
Leigh Walton (9)	105,000	80,000	1,262	186,262
(1)

Mr. Miller and Mr. Miller II served as directors of the Company during fiscal 2024 but are excluded from director compensation table as each is an employee of the Company and did not receive additional compensation for their services as members of the Board of Directors during 2024. Mr. Miller and Mr. Miller II are named executive officers of the Company.

(2)

Represents the annual retainer fee of $95,000 earned for fiscal 2024 and paid quarterly in arrears, plus any Lead Independent Director and/or Committee Chair annual cash payments, as further noted in footnotes (5), (6), (7), and (9) below.

(3)

Represents the annual award of restricted stock units valued at $80,000 earned by each non-employee director for fiscal 2024. Amounts for restricted stock units reflect the full grant date fair value in accordance with FASB ASC 718. The grant date fair values were calculated using the full market value of the shares underlying the restricted stock units at the date of grant. As of December 31, 2024, each of the non-employee directors held 1,429 time-based restricted stock units.

(4)

Consists solely of the dollar value of any dividends accrued on unvested time-based restricted stock units that were granted in May 2023 and June 2024. No amounts are indicated for perquisites and other personal benefits, as the value did not exceed $10,000 for any individual non-employee director.

(5)	The Lead Independent Director receives an annual cash payment of $20,000 for serving on the Board of Directors.
(6)	The Compensation Committee Chair receives an annual cash payment of $15,000 for serving as committee chair.
(7)

The Audit Committee Chair receives an annual cash payment of $20,000 for serving as committee chair. Mr. Roberts served as the Chair of the Audit Committee until March 6, 2024, on which date Dr. Sweeney became Chair of the Audit Committee.

(8)	Mr. Roberts retired from the Board at the Company’s 2024 annual meeting of shareholders held on June 21, 2024.
(9)	The Governance & Sustainability Committee Chair receives an annual cash payment of $10,000 for serving as committee chair.

Director Stock Ownership Guidelines

In March 2024, the Board adopted stock ownership guidelines for non-employee directors that are designed to further align the interests of our directors with those of our shareholders. Under these guidelines, each non-employee director may not sell or otherwise dispose of any Company stock unless he or she will hold Company stock valued at five times the non-employee director annual cash compensation after any such sale or other disposition. These restrictions do not apply to any sales of shares made to satisfy taxes due as a result of the vesting of the restricted stock unit awards.

26 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Family Relationships

Mr. Miller, the Company’s Executive Chairman of the Board, is the father of William G. Miller II, the Company’s President and Chief Executive Officer, and a director of the Company.

27

PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

PROPOSAL 2: TO APPROVE THE MILLER INDUSTRIES, INC. 2025 STOCK INCENTIVE PLAN

Overview

The Board of Directors recommends that shareholders approve the Miller Industries, Inc. 2025 Stock Incentive Plan (the “2025 Plan”) which will replace the Miller Industries, Inc. 2016 Stock Incentive Plan (the “Prior Plan”). The Board of Directors approved the 2025 Plan on March 31, 2025, which will be the effective date of the 2025 Plan (the “Plan Effective Date”), contingent upon approval by the Company’s shareholders at the Annual Meeting.  No awards have been made under the 2025 Plan.

Awards are currently outstanding under the Prior Plan, as well as the Company’s 2023 Non-Employee Director Stock Plan (the “2023 Non-Employee Director Plan”). Outstanding awards under the Prior Plan and 2023 Non-Employee Director Plan will continue to be governed by the respective plan and the agreements under which they were granted. No additional awards will be granted under the Prior Plan after the Plan Effective Date, and all remaining shares available for grant under the Prior Plan will be cancelled on the Plan Effective Date, unless the 2025 Plan is not approved by the Company’s shareholders, in which case the Prior Plan will continue in effect. The 2023 Non-Employee Director Plan will continue in effect, regardless of whether the 2025 Plan is approved by the Company’s shareholders at the Annual Meeting.

No awards may be granted under the 2025 Plan after the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2025 Plan at that time will continue to be governed by the 2025 Plan and the agreements under which they were granted.

The 2025 Plan is similar to the Prior Plan and, like the Prior Plan, reflects the following equity compensation plan best practices:

●	No grants of below-market stock options or stock appreciation rights (SARs);
●	No repricing of stock options or SARs and no cash buyout of underwater stock options or SARs;
●	No payment of dividends or dividend equivalents on stock options or SARs;
●	No payments of dividends or dividend equivalents on any award prior to the date on which the award vests;
●	Individual limits on plan awards to non-employee directors;
●	Awards are subject to the Company’s Excess Incentive-Based Compensation Recoupment Policy.

Proposal 2, to approve the Miller Industries, Inc. 2025 Stock Incentive Plan, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it.

The full text of the 2025 Plan is attached as Annex A to this proxy statement, and the following description and summary of the 2025 Plan is qualified in its entirety by reference to Annex A.

✓	The Board recommends that you vote FOR the approval of the Miller Industries, Inc. 2025 Stock Incentive Plan.

Why the Company Believes You Should Vote to Approve the 2025 Plan

The 2025 Plan authorizes the grant of equity-based compensation as described above for the purpose of promoting the long-term growth and profitability of the Company and its subsidiaries and strengthening its ability to (i) attract, retain, and incentivize the Company’s employees, directors, consultants, advisors, and other persons who perform services for

28 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

the Company, (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other plan participants with those of the Company’s shareholders. As further described in the section entitled “Compensation Discussion and Analysis” beginning on page 39 of this proxy statement, the Company believes its future success depends, in part, on its ability to attract, motivate, and retain key talent.

The use of our common stock as part of the Company’s compensation program is also important to its continued success because the Company believes it fosters a pay-for-performance culture that is an important element of its overall compensation philosophy. The Company believes that equity-based compensation motivates employees to create shareholder value because the value employees realize from equity-based compensation is based on the Company’s stock price performance. Equity-based compensation aligns the compensation interests of Company employees with the investment interests of its shareholders and promotes a focus on long-term value creation because the Company’s equity-based compensation awards can be subject to vesting and/or performance criteria.

If the 2025 Plan is not approved, the Company will continue to grant awards under the Prior Plan until there are no longer any shares available for grant, following which the Company may be compelled to increase significantly the cash component of its employee compensation, which may not necessarily align employee compensation interests with the investment interests of its shareholders, as well as the alignment achieved by equity-based awards. If the 2025 Plan is not approved, the Company could also be at a competitive disadvantage as it would not be able to use stock-based awards to recruit and compensate its key employees.

Shares Available under 2025 Plan

We are requesting approval of 500,000 shares of common stock for awards under the 2025 Plan (the “Share Pool”), subject to adjustment as described in the 2025 Plan. The shares of common stock issued by the Company under the 2025 Plan will be currently authorized but unissued shares or shares currently held (or subsequently acquired) by the Company as treasury shares, including shares purchased on the open market or in private transactions.

Application of Share Pool

Each option, each SAR that may be settled in a share, each share of restricted stock, each restricted stock unit (“RSU”) that may be settled in a share, and each other award under the 2025 Plan that may be settled in a share shall be counted as one share and deducted from the Share Pool. However, if a SAR is granted in connection with an option and the exercise of the SAR results in the loss of the option right, the shares subject to such related option will be added back to the Share Pool.

Each performance share under the 2025 Plan that may be settled in shares will be counted as a number of shares subject to an award based on the number of shares that would be paid for achievement of target performance and deducted from the Share Pool. Each performance unit under the 2025 Plan that may be settled in shares will be counted as a number of shares subject to an award (based on the number of shares that would be paid for achievement of target performance), with the number determined by dividing the value of the performance unit at the time of grant by the fair market value of a share at the time of grant and deducting the resulting number of shares from the Share Pool. If a performance share or performance unit under the 2025 Plan is later settled based on above-target performance, the number of shares corresponding to the above-target performance will be deducted from the Share Pool at the time of settlement; in the event that the award is later settled upon below-target performance, the number of shares corresponding to the below-target performance will be added back to the Share Pool.

If, for any reason, after the Plan Effective Date, any shares subject to an award under the 2025 Plan and Prior Plan are not issued or are returned to the Company, for reasons including but not limited to (i) a forfeiture of restricted stock, restricted stock unit, performance share, performance share unit, or other award, (ii) the termination, expiration or cancellation of an option, stock appreciation right, restricted stock, restricted stock unit, performance share, performance unit, or other award, or (iii) settlement of any award in cash rather than shares, such shares will be available for award under the 2025 Plan and

29

PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

will be added to the Share Pool. If, after the Plan Effective Date, the exercise price and/or tax withholding obligation under an award granted under the 2025 Plan or the Prior Plan is satisfied by the Company retaining shares or by the holder tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered will be available for award under the 2025 Plan and will be added to the Share Pool.

To the extent any SAR granted under the 2025 Plan or a Prior Plan that may be settled in shares of common stock is, in fact, settled in shares of common stock, the gross number of shares subject to such SAR or other award in the nature of an appreciation right will not be available for further awards under the 2025 Plan and will not be added to the Share Pool. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options or, options under the Prior Plan shall not be available for awards under the 2025 Plan and shall not be added to the Share Pool.

Incentive Stock Options

One of the requirements for the favorable tax treatment available to incentive stock options under the Internal Revenue Code is that the 2025 Plan must specify, and our shareholders must approve, the number of shares available for issuance pursuant to Incentive Stock Options (“ISOs”). As a result, in order to provide flexibility to the Committee, the 2025 Plan provides that all or any portion of the Share Pool may be issued pursuant to ISOs.

The following general summary of the 2025 Plan is not intended to be complete and is qualified in its entirety by reference to the 2025 Plan set forth in Annex A to this proxy statement.

2025 Plan Summary

Capitalized terms used in this summary, but not otherwise defined in this summary, shall have the respective meanings ascribed to them in the 2025 Plan. The 2025 Plan is not a qualified retirement plan under Section 401(a) of the Internal Revenue Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

Purpose of the 2025 Plan

The objectives of the 2025 Plan are to promote the long-term growth and profitability of the Company and its subsidiaries and strengthen its ability to (i) attract, retain and incentivize employees, directors, consultants, advisors and other persons who perform services for the Company; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other 2025 Plan participants with those of the Company’s shareholders.

Administration of the 2025 Plan

The 2025 Plan will be administered by the Compensation Committee or such other committee consisting of two or more independent members of the Board of Directors as may be appointed by the Board to administer the 2025 Plan (the “Committee”). If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors will appoint a subcommittee of the Committee, consisting of at least two members of the Board of Directors, to grant awards to officers and members of the Board of Directors who are subject to Section 16 of the Exchange Act, and each member of such subcommittee must satisfy the above requirements. References to the Committee in this summary include and, as appropriate, apply to any such subcommittee.

Certain Restrictions

No dividend equivalents will be granted with respect to any stock option or SAR. Additionally, dividends and dividend equivalents with respect to an award of restricted stock, restricted stock units, performance shares, or performance share units, or other award under the 2025 Plan shall be subject to the same vesting requirements as the underlying award; in no

30 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

event shall dividends or dividend equivalents be paid on any such award prior to the date on which such award has become vested.

Eligible Participants

Employees of the Company, non-employee directors on the Board of Directors, and any person engaged to provide consulting or advisory services (other than as an employee or a non-employee director) to the Company or its subsidiaries, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the 2025 Plan in reliance on the exemption from registration provided by Rule 701 under the Securities Act.

Types of Awards

The 2025 Plan provides for awards in the form of incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units, other awards or any combination thereof. Incentive stock options may be granted only to employees of the Company or its subsidiaries.

The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. The aggregate value of all awards (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) granted under the 2025 Plan to any non-employee director during any calendar year shall not exceed $200,000.

Dilution and Adjustments

The Committee shall make equitable adjustments in the number and class of securities available for issuance under the 2025 Plan (including under any awards then outstanding), and the terms of any outstanding award, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the 2025 Plan from any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Performance Shares and Performance Share Units

The Committee will specify the terms of a performance share or performance share unit award in the award agreement. A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance share unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance objectives which, depending on the extent to which they are met, will determine the number or value of the performance share or performance share unit that will be paid out to the participant. The Committee may provide for payment of earned performance shares or performance share units in cash, shares of our common stock, other company securities, or any combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award.

Performance shares or performance share units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the award agreement evidencing the award; provided, however, that rights to dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award. All terms and conditions for payment of dividend equivalents will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A of the Internal Revenue Code (“Section 409A”).

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PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

Performance Measures

A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific division, subsidiary, employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations (or a peer group determined by the Committee that may include non-corporate entities), or a stock market or other index. The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award as soon as administratively practicable following the close of the performance period.

In determining whether, and to what extent, any performance goal has been satisfied, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), inventory valuations, real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations, or accounting principles. In addition, the Committee may adjust any performance objective for a performance period as it deems equitable to recognize unusual or non-recurring events affecting the Company and its subsidiaries, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine.

Restricted Stock and Restricted Stock Units

The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or number of RSUs; the purchase price, if any, to be paid for such restricted stock or RSU (which may be equal to or less than the fair market value of a share and may be zero, subject to such minimum consideration as may be required by applicable law); any restrictions applicable to the restricted stock or RSUs (such as continued service or achievement of performance objectives), the length of the restriction period, if any, and, whether any circumstances, such as death, disability, or a Change in Control (as defined in the 2025 Plan document), shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of RSUs that accrue dividend equivalents (subject to the limitations described below); and whether RSUs will be settled in cash, shares of our common stock, other company securities, or any combination thereof.

Generally, a participant who receives a restricted stock award will have (during and after the restriction period), all of the rights of a shareholder of the Company with respect to that award, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights and are subject to the limitations described in this paragraph. However, any dividends and other distributions payable on shares of restricted stock during the restriction period shall be either automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, in either case subject to the same vesting restrictions as the underlying award. All terms and conditions for the payment of dividends and other distributions will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.

A participant receiving an RSU award will not possess voting rights and will accrue dividend equivalents on such units only to the extent provided in the award agreement evidencing the award; provided, however, that any dividend equivalents will be subject to the same vesting restrictions as the underlying award. All terms and conditions for payment of dividend equivalents will be included in the award agreement and, to the extent required, comply with the requirements of Section 409A.

32 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

Stock Options

A stock option provides the participant with the right to buy a specified number of shares at a specified price (the “exercise price”) after certain conditions have been met. The Committee may grant both nonqualified stock options and incentive stock options under the 2025 Plan. The Committee will determine and specify in the award agreement evidencing an option whether the option is a nonqualified stock option (“NSO”) or ISO, the number of shares subject to the stock option, the exercise price of the stock option and the period of time during which the stock option may be exercised, any restrictions applicable to the stock option such as continued service, the length of the restriction period, and whether any circumstances, such as death, disability, or a Change in Control, shorten or terminate the restriction period. No stock option can be exercisable more than 10 years after the date of grant, provided that the stock option may expire earlier as provided in the applicable agreement or in the 2025 Plan. Generally (except as otherwise described in the 2025 Plan), the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the stock option. However, with respect to an ISO granted to a participant who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. ISOs cannot be granted under the 2025 Plan on or after the tenth anniversary of the Plan Effective Date, unless the Company’s shareholders approve an amendment to the 2025 Plan extending its term. Dividend equivalents will not be paid with respect to stock options. A participant may pay the exercise price under a stock option (a) in cash; (b) by check, bank draft, money order, or other cash equivalent approved by the Committee; (c) if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option exercise price (provided that the tendered shares must have been held by the participant for any period required by the Committee); (d) if approved by the Committee, by having the Company reduce the number of shares otherwise issuable to the participant upon exercise of the stock option by the largest whole number of shares having a fair market value less than the exercise price; (e) if approved by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions; (f) by any other means which the Committee determines to be applicable and consistent with the 2025 Plan’s purpose; or (g) by a combination of the foregoing.

Stock Appreciation Rights

A SAR entitles the participant to receive cash, shares of the Company’s common stock, other company securities or any combination thereof, as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR exercise price (which generally must be at least equal to the fair market value of a share on the date of grant of the SAR), the period of time during which the SAR may be exercised, and/or for accelerated vesting and other rights upon the occurrence of events specified in the agreement. No SAR can be exercisable more than 10 years after the date of grant, provided that the SAR may expire earlier as provided in the applicable agreement or in the 2025 Plan. Dividend equivalents will not be paid with respect to SARs.

Other Awards

The Committee may grant other forms of equity-based, equity-related, or cash awards that the Committee determines to be consistent with the purpose of the 2025 Plan and the interests of the Company. These other awards may provide for (a) cash payments based in whole, or in part, on the value or future value of shares, (b) the issuance or future issuance of shares of the Company’s common stock, (c) cash payments that are not based on the value or future value of shares of the Company’s common stock, or (d) any combination thereof.

Termination of Service

Subject to certain exceptions, generally, if a participant ceases to be an employee of the Company, or ceases to perform services for the Company, as applicable, for any reason, then except to the extent provided otherwise in the applicable award agreement (or, if and to the extent applicable, in an amendment to an award agreement or in an employment or

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PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

severance agreement or the Company’s First Amended and Restated Change in Control Plan (the “Amended CIC Plan”)) (a) all of the participant’s stock options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation; (b) all of the participant’s stock options and SARs that were exercisable on the date of such cessation shall be forfeited immediately upon such cessation if the participant’s employment or service relationship is terminated for cause; (c) all of the participant’s stock options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of (i) three months after the date of such cessation, but in no event after the expiration date of the stock options or SARs, if such cessation is other than for cause, death or disability, and (ii) one year after the date of such cessation, but in no event after the expiration date of the stock options or SARs, if such cessation is due to death or disability, and (d) all of the participant’s restricted stock, RSUs, performance shares, performance share units, and other awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation.

Change in Control

The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting or amending an award or in an individual employment agreement, severance plan (including the Amended CIC Plan) or individual severance agreement), provide special vesting rules upon a Change in Control (as defined in the 2025 Plan document), including that any time-based vesting requirement applicable to an award shall be deemed satisfied in full or in a prorated amount in the event that (i) a Change in Control occurs, (ii) both a Change in Control and a cessation of the participant’s service relationship with the Company occurs, and/or (iii) if the surviving entity in such Change in Control does not assume or replace the award in the Change in Control. With respect to an award that is subject to one or more performance objectives, the Committee may, in its sole discretion, provide special vesting rules in the event of a Change in Control, including (i) achievement of such performance objective shall be determined based on actual performance as of the effective date of the Change in Control, (ii) such performance objective shall be deemed achieved at the target level of performance, or (iii) the performance objectives shall be modified as deemed appropriate by the Committee.

Transferability

No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death to a beneficiary or by will or the laws of descent and distribution. However, a participant who is an officer or non-employee director may transfer NSOs to a permitted transferee in accordance with procedures approved by the Committee. Except for a transfer of NSOs by an officer or non-employee director to a permitted transferee, unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no award shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than upon the participant’s death, to a beneficiary or by will or the laws of descent and distribution, and (ii) each stock option and SAR outstanding to a participant may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative (provided that an ISO may be exercised by such guardian or legal representative only if permitted by the Internal Revenue Code and any regulations promulgated thereunder). In the event of a transfer to a permitted transferee or a transfer otherwise permitted by the Committee, appropriate evidence of any transfer to the permitted transferee shall be delivered to the Company at its principal executive office. If all or part of an award is transferred to a permitted transferee, permitted transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the award as the participant. Any permitted transfer of an award will be without payment of consideration by the permitted transferee.

Amendment and Termination

The Committee may at any time terminate and from time to time amend the 2025 Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any awards previously granted under the 2025 Plan, as determined by the Committee, unless such action is necessary to achieve compliance with applicable law or any exchange requirements or listing standards applicable to our stock, or unless the affected participants consent in

34 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

writing. To the extent required by Section 422 of the Internal Revenue Code, other applicable law, or any listing standards, no such amendment shall be effective unless approved by the Company’s shareholders.

The Committee may, at any time, amend any outstanding award agreement in its discretion to the extent the Committee determines that such amendment is necessary to achieve compliance with applicable law. The Committee may, at any time, amend any outstanding award agreement in any other manner not inconsistent with the terms of the 2025 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is materially adverse to the participant. Except for (i) adjustments to prevent the enlargement or dilution of benefits intended to be made available under the 2025 Plan from any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transaction or event, or (ii) in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding awards or cancel outstanding stock options or SARs with per share exercise prices that are more than the fair market value at the time of such cancellation in exchange for cash, other awards, or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs without shareholder approval.

The Committee may provide in award agreements or in a separate policy that, if a participant engages in detrimental activity, as defined in such award agreement or separate policy, the Committee may cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred award as of the first date the participant engages in the detrimental activity. The award agreement or separate policy may also provide that if the participant exercises an option or SAR, receives an RSU, performance share, performance share unit, other award payout, or receives or vests in shares of our common stock under an award at any time during a time specified in such award agreement or separate policy, the participant shall be required to pay to the Company the excess of the then fair market value of the shares that were received with respect to the award (or if the participant previously disposed of such shares, the fair market value of such shares at the time of the disposition) over the total price paid by the participant for such shares.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2025 Plan and is based on the terms of the Internal Revenue Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Performance Shares and Performance Share Units

A participant generally is not taxed upon the grant of a performance share or performance share unit. The participant will recognize taxable income at the time of settlement of the performance shares and performance share units in an amount equal to the amount of cash and the fair market value of the shares received upon settlement (subject to the short swing profits rule). The income recognized will be taxable at ordinary income tax rates. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Awards of Shares; Restricted Stock Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize

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PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the “short swing profits” rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized upon forfeiture (if any). To be timely, the Section 83(b) election must be made within thirty (30) days after the participant receives the shares.

Restricted Stock Units

A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant (subject to the short swing profits rule). However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of payment the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant. However, if the RSU is not designed to meet the requirements of Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional tax, and additional tax could be imposed each following year until shares are delivered.

Nonqualified Stock Options; Stock Appreciation Rights

A participant generally is not taxed upon the grant of a NSO or SAR, unless the NSO or SAR has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NSO or SAR in an amount equal to the difference between the NSO or SAR exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule).

Upon the sale of shares acquired pursuant to the exercise of a NSO or SAR, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price).

36 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 2 – Approval of the Miller Industries, Inc. 2025 Stock Incentive Plan

If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss.

In order for a stock option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Internal Revenue Code. In the event a stock option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NSO as described above.

Golden Parachute Payments

The terms of the award agreement evidencing an award under the 2025 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Internal Revenue Code. Under Section 280G of the Internal Revenue Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals”, and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Internal Revenue Code. For this purpose, “disqualified individuals” are generally officers, shareholders, or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a Change in Control and payments from tax-qualified plans are generally not included in determining “excess parachute payments”. If payments or accelerations may occur with respect to awards granted under the 2025 Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

New 2025 Plan Benefits

Any future awards to the Company’s employees, non-employee directors and/or consultants under the 2025 Plan are discretionary and cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Committee. As a result, the benefits and amounts that will be received or allocated under the 2025 Plan are not determinable at this time.

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PROXY STATEMENT	PROPOSAL 3 – Advisory Vote to Approve the Compensation of our Named Executive Officers

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by SEC rules, shareholders have the opportunity to vote, on an advisory and non-binding basis, on the compensation of our named executive officers (“NEOs”) as set forth in this proxy statement. This is commonly referred to as the “say-on-pay” vote. At the 2023 annual meeting of shareholders, the Board recommended, and the Company’s shareholders approved, an annual frequency for the say-on-pay vote. After considering that recommendation, the Board determined that the say-on-pay vote would be held annually.

As discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the primary objectives of our executive compensation programs are to attract and retain key executives critical to us; to align the interests of our management with those of our shareholders; to integrate compensation with our business plans; and to reward for both business and individual performance, such that a substantial portion of each executive officer’s total compensation potential is a function of performance incentives. The Board believes the compensation of the NEOs outlined in this proxy statement is appropriate based upon the performance of the Company.

While the Board and Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Board, or the Compensation Committee and is advisory in nature.

✓	The Board recommends that you vote, on an advisory basis, FOR approval of the compensation of our named executive officers.

38 | 2025 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program, philosophy, decisions, and process for the compensation of our “named executive officers” (also referred to as our “NEOs”) for fiscal 2024:

Named Executive Officer	Title
William G. Miller II	President and Chief Executive Officer
Deborah L. Whitmire	Executive Vice President, Chief Financial Officer, and Treasurer
Willliam G. Miller	Executive Chairman of the Board
Jeffrey I. Badgley	President of International & Military
Josias W. Reyneke	Vice President and Chief Information Officer
Vincent Tiano	Vice President and Chief Revenue Officer

Executive Compensation Objectives and Philosophy

In 2024, the Company held a shareholder advisory vote on the compensation of its named executive officers, commonly referred to as the “say-on-pay” vote. The Company’s shareholders overwhelmingly approved the compensation of the named executive officers with 94.5% of shareholder votes cast in favor of the say-on-pay resolution. As the Compensation Committee (the “Committee” for purposes of this Compensation Discussion and Analysis) evaluated its compensation policies and overall objectives for 2024, it took into consideration this strong support of the shareholders for the Company’s compensation policies. The Committee intends to continue to take the results of the annual say-on-pay vote into account.

Our philosophy is to “pay for performance” in order to drive business results and maximize shareholder value. The executive compensation program balances performance incentives through a mixture of cash and stock-based compensation elements. Stock-based compensation, which has to date consisted of restricted stock units (“RSUs”), is structured to pay for performance by linking each annual award directly to our adjusted pretax income. Adjusted pretax income is a financial measure that was not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

The levels of each element of compensation for the named executive officers are determined based on several factors, which may include the Company’s historical performance and relative shareholder return, our informal assessment of compensation paid to executives in comparable industries, the amount and the elements of compensation provided in previous years, the relative compensation levels of our executive officers, the importance of retaining a named executive officer, a named executive officer’s potential to assume greater responsibilities in the future, our expectations for the Company’s future financial performance, and other matters that we deem relevant. In addition, we consider the years and level of experience and the responsibilities of each named executive officer, his or her individual performance, and the personal contributions he or she makes to the success of the Company. Leadership skills, analytical skills, organization development, public affairs, and civic involvement have been, and will continue to be, deemed to be important qualitative factors to take into account in considering elements and levels of compensation.

The Committee has worked with management and its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to design the current executive compensation programs, following the belief that compensation should reflect the value created for our shareholders while furthering our strategic goals. See “Independent Compensation Consultant” below. In doing so, our compensation programs are designed to achieve the following key objectives:

◾	Reward performance – We tie our executive pay to financial, operational, and individual performance. Assessing our executives’ individual performance includes alignment with our code of conduct, values, and behaviors.
◾	Emphasize long-term, stock-based incentive compensation that is realized by stock price appreciation – We emphasize performance and retention using long-term, stock-based incentive compensation, which supports sustainable long-term shareholder return.

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PROXY STATEMENT	Compensation Discussion and Analysis

◾	Attract and retain talented leaders who have guided our business through numerous challenges – We have designed our compensation program to be competitive in the marketplace and to invest in and reward talent, driving our long-term growth while holding employees accountable to our strategy and our values.

These objectives emphasize pay for performance by providing an incentive opportunity for performance that meets or exceeds Company objectives.

Role of Compensation Consultant

In August 2022, the Committee began a process of reviewing all elements of executive compensation to assess the market competitiveness and effectiveness of the Company’s executive compensation structure and programs, in part because it was concerned that the Company was at risk of not being competitive in securing and retaining top executive talent. The Committee interviewed multiple compensation consultants, and, in October 2022, engaged Pearl Meyer, a nationally-recognized compensation consultant, as its independent consultant. Pearl Meyer reports directly to the Committee, and the Committee has the sole authority to retain or dismiss the consultant, and to obtain its advice at the Company’s expense.

The Committee assessed the independence of Pearl Meyer pursuant to SEC and NYSE rules. In doing so, the Committee considered each of the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. On the basis of its consideration of the foregoing and other relevant factors, the Committee concluded that Pearl Meyer was independent and that there were no conflicts of interest.

The primary services provided by Pearl Meyer from its engagement in October 2022 through the 2024 annual meeting have included providing input on annual salary increases based on its review of available compensation surveys and its experience in these areas, a review of non-employee director compensation competitiveness, and a review of the executive-level incentive compensation plan design in place during 2022. As part of these services, Pearl Meyer recommended, and the Committee approved, the compensation peer group discussed below under “Compensation Peer Group”.

In addition to collecting proxy-disclosed pay data for the peer companies, Pearl Meyer also collected survey data for each position from a variety of reputable compensation surveys. Neither Pearl Meyer nor the Committee are aware of the specific companies represented by the survey data. Although this external market data was reviewed and considered by the Committee, it is only one of many factors reviewed and considered by the Committee when making its pay determinations. The Committee does not specifically benchmark pay to any particular market level or against any particular peer group; and the Committee may or may not adopt the recommendations made by its independent consultant.

Pearl Meyer’s independent study in April 2023 concluded that the Company’s executive compensation levels were below market and that the Company’s incentive plan design was lacking a consistent, equity-based, long-term incentive opportunity. Based in part on this information, and after consideration of other relevant facts and circumstances, the Committee concluded that the Company was at risk of not being competitive in securing and retaining top executive talent. To address this risk, the Committee, with the assistance of Pearl Meyer, determined that the target level of each executive’s base salary and total compensation should be approximately at the 50th percentile of the Company’s peer group. Consistent with this target, the Committee then approved the executive compensation program described below. The Committee believes that these changes achieve (i) the desired level of pay competitiveness, (ii) a more balanced pay mix between cash and equity, (iii) stronger linkage between pay and performance through greater emphasis on performance-based incentives, and (iv) enhanced shareholder alignment. However, the Committee reserves the right to review and make changes to pay levels and plan designs annually.

Pearl Meyer consulted with the Committee with respect to executive officer salary increases for 2024 but did not conduct any formal compensation review or survey. The Committee expects that the independent consultant will continue to periodically advise the Committee as to trends in executive compensation and also provide specialized studies or expert advice as requested with respect to executive compensation issues, in each case in order to assist the Committee and work on its behalf on matters related to the Committee’s purposes and responsibilities as set forth in the Committee charter, which is available on the Company’s Investor Relations website, in the “Corporate Governance” section at www.millerind.com/investors. The Committee expects that Pearl Meyer will meet with the Committee and attend Committee meetings in person or by telephone as requested by the Committee.

40 | 2025 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

Elements of Compensation for Executive Officers

The Company’s annual compensation for the named executive officers generally consists of the following elements:

Element	Description	Purpose
Base Salary	Fixed cash compensation	Provides market-competitive baseline compensation to attract and retain the highest caliber executives
Annual Cash Incentive	Variable cash incentive compensation based on Company performance over a one-year period	Motivates and rewards achievement of sustainable and profitable growth
Long-Term Incentive Award

Stock-based incentive compensation that generally vests in three equal annual installments, with grants based on Company performance over a one-year period, with the future value of awards determined by stock price

Aligns NEOs’ interests with those of our shareholders by rewarding long-term value creation; promotes retention

Pay Governance Practices

The Company has adopted the following executive compensation principles to enhance the alignment of our executive compensation programs and shareholders’ interests:

WHAT WE DO		WHAT WE DO NOT DO
✓	Pay for performance by requiring a portion of our executive officers’ direct compensation be earned based on the Company’s financial and ESG performance goals	✗	No special retirement benefits other than participation in our retirement plans on the same basis as other employees
✓	Link our compensation program to our long-term corporate growth strategy and key drivers of sustainable shareholder value creation	✗	No pension or supplemental executive retirement plan
✓

Use a mix of objective performance measures, cash- and equity-based components, and short- and long-term incentive opportunities that hold our executive officers accountable for executing on our long-term strategy

		✗	No pledging or hedging activities involving our stock
✓	Engage an independent compensation consultant to evaluate and advise the Compensation Committee on our executive compensation program design and pay decisions for our executive officers	✗	No excessive perquisites or other benefits
✓	Maintain a compensation recoupment (“clawback”) policy that provides for recoupment of incentive compensation paid to current and former executive officers in the event of an accounting restatement	✗	No employment agreements
✓	Maintain executive stock ownership guidelines	✗	No guaranteed bonuses

41

PROXY STATEMENT	Compensation Discussion and Analysis

Base Salary

Base salaries are reviewed annually and set at a market-competitive level reflective of the executive’s skills, experience, and responsibilities, and taking into account the complexity of role and performance. In November 2023, after review of performance and with input from its independent compensation consultant, the Committee approved the following increases in base salary effective January 1, 2024:

Name	Fiscal 2024 Base Salary	Percentage Increase (1)
William G. Miller II	$795,600	4.0%
Deborah L. Whitmire	$468,000	4.0%
William G. Miller	$689,000	4.0%
Jeffrey I. Badgley	$627,317	4.0%
Josias W. Reyneke	$364,000	4.0%
Vincent Tiano	$364,000	4.0%

(1)	Represents the change in base salary compared to salaries as of the end of 2023.

In November 2024, the Committee, with input from its independent compensation consultant, increased salaries of all executive officers by 4%, effective January 1, 2025.

Executive Annual Bonus Program

In April 2023, the Committee, with input from its independent compensation consultant, adopted the Executive Annual Bonus Program. The purpose of the Executive Annual Bonus Program is to align the executive’s incentive bonuses with the achievement of annual corporate profitability. Annual bonuses under the program are designed to immediately reward them in direct relation to the Company’s Adjusted Pretax Income achieved during the performance period. The immediacy of these bonuses provides an incentive to the executive officers to raise their level of performance in order to increase the Company’s overall level of profitability. We believe that the equity incentive compensation incentivizes and rewards long-term Company performance, aligns executives’ interests with those of our shareholders, and promotes retention in a highly competitive talent marketplace.

The Executive Annual Bonus Program reflected the following changes to the 2022 Cash Bonus Program, which applied to performance in 2023 and earlier:

●	The overall sharing percentage of Adjusted Pretax Income (as defined below) and the participant allocations were adjusted to provide more competitive total compensation opportunities;
●	20% of the incentive funding is subject to the Committee’s assessment of the Company’s progress on key ESG-related initiatives; and
●	A portion of the earned incentive opportunity (which portion increases at higher earnings levels) is paid in equity, which to date has consisted of Restricted Stock Units (RSUs) with 3-year ratable vesting and a 5-year holding requirement.

The Executive Annual Bonus Program provides an annual bonus pool for each fiscal year if the Company’s income before taxes, and before payment of all employee bonuses and excluding any foreign currency adjustments and other unexpected and/or non-recurring items as determined by the Committee (“Adjusted Pretax Income”), exceeds $10 million for the most recently completed fiscal year described below.

42 | 2025 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

The level of the bonus pool based on Adjusted Pretax Income earned in the applicable fiscal year, and the portion of the bonus payable in cash versus equity (RSUs), is as follows:

ADJUSTED PRETAX INCOME OF:
<$10MM	>$10MM to $25 MM	>$25 MM to $50 MM	>$50 MM
• No bonus payout	• Bonus payout 5% • 100% payable in cash	• Bonus payout 8% • 75% payable in cash • 25% payable in equity (RSUs)	• Bonus payout 11.25% • 50% payable in cash • 50% payable in equity (RSUs)
• No bonus payout

The above formula determines the maximum amount in the bonus pool; however, the total payout can be reduced by up to 20% based upon the completion of ESG goals. This is determined at the sole discretion of the Compensation Committee.

The bonus pool for any fiscal year is allocated among the NEOs as follows:

Name	Percent
William G. Miller II	46.0%
Deborah L. Whitmire	14.0%
William G. Miller (1)	—%
Jeffrey I. Badgley	8.0%
Josias W. Reyneke	8.0%
Vincent Tiano	8.0%
(1)	Mr. Miller does not participate in the Executive Annual Bonus Program but instead participates in the Executive Chairman Annual Bonus Program described below.

In March 2025, after review of the Company’s financial and ESG initiative performance, the Committee approved aggregate annual bonuses based on application of the existing terms of the Executive Annual Bonus Program, after concluding that 2024 Adjusted Pretax Income was $98.8 million and that the full 20% of the pool based on progress made on key ESG initiatives had been earned. In accordance with the existing Program, one-half of these aggregate bonus amounts were paid in cash and one-half in RSU’s with a 3-year vesting period, which is reflected in the chart below.

The cash bonuses are payable in fiscal 2025, with respect to performance during fiscal 2024, and are reflected in the Summary Compensation table below as part of 2024 compensation. RSUs granted in 2025 with respect to 2024 performance will be reflected in the Summary Compensation table of next year’s proxy statement with respect to the Company’s 2026 annual meeting of shareholders.

Below are the cash bonuses paid and number of RSU’s granted to each of our NEOs pursuant to the Executive Annual Bonus Program in 2025 with respect to 2024 performance:

Name	Fiscal 2024 Cash Bonus	Fiscal 2024 Number of RSUs Granted (1)
William G. Miller II	$2,556,823	57,200
Deborah L. Whitmire	778,163	17,409
William G. Miller (2)	—	—
Jeffrey I. Badgley	444,665	9,948
Josias W. Reyneke	444,665	9,948
Vincent Tiano	444,665	9,948
(1)	Each restricted stock unit represents a contingent right to receive one share of Common Stock. These restricted stock units vest in three equal annual installments commencing on March 15, 2026 and are subject to a 5-year holding requirement.
(2)	Mr. Miller does not participate in the Executive Annual Bonus Program but instead participates in the Executive Chairman Annual Bonus Program described below.

43

PROXY STATEMENT	Compensation Discussion and Analysis

Executive Chairman Annual Bonus Program

In April 2023, the Committee, with the assistance of its independent compensation consultant, approved an annual bonus program for William G. Miller, Executive Chairman of the Board (the “Executive Chairman”). Under the Executive Chairman Annual Bonus Program, the Executive Chairman would receive an award of $225,000, $675,000, or $1,013,000 if Adjusted Pretax Income (using the same definition as in the Executive Annual Bonus Program) in the applicable fiscal year equals $25 million, $50 million, or $75 million, respectively, with linear awards for Adjusted Pretax Income levels in between those figures. Annual bonuses are payable in all cash and are based entirely on Adjusted Pretax Income. This bonus program is applicable to the annual bonus payable to the Executive Chairman in 2025 with respect to performance during 2024. In March 2025, after review of the Company’s financial performance, the Committee concluded that 2024 Adjusted Pretax Income was $98.8 million and approved a cash bonus of $1,333,994 based on application of the existing terms of the plan. This amount is reflected in the Summary Compensation table below as part of 2024 compensation. The Company retains the right to modify, amend or terminate this bonus program at any time.

Other Compensation and Benefits

The named executive officers currently are entitled to participate in the Company’s health, life, and disability insurance plans, and in our 401(k) plan to the same extent that the Company’s employees are entitled to participate. Named executive officers receive additional compensation in the form of certain limited perquisites and executive benefits, including Company contributions to the officer’s 401(k) plan under that plan’s matching program, Company paid life insurance premiums, and personal use of the corporate aircraft. Additional compensation is included in the “All Other Compensation” column of our “Summary Compensation Table”.

Our Compensation Process

The Committee provides assistance to the Board in relation to programs and practices with respect to the compensation of all of our executive officers, as described in the Committee’s charter. The Committee has the authority, in its sole discretion, to retain compensation consultants to assist the Committee in overseeing our executive compensation program. Any advice provided by compensation consultants is used as a guide only; the Committee relies on its own review in establishing executive officer pay. None of the members of the Committee has been an officer or employee of the Company, and the Board of Directors has considered and determined that all of the members are “independent”, as that term is defined under NYSE and SEC rules, and otherwise meet the criteria set forth in the Committee’s Charter.

44 | 2025 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

Compensation Peer Group

In setting compensation, the Committee compares base salaries, annual incentive opportunities and long-term compensation for the NEOs to a peer group of companies (which we refer to collectively as our compensation peers).

As part of its review of our executive compensation, Pearl Meyer recommended, and the Committee approved, the following peer group for fiscal 2024 and 2023. In October 2023, CIRCOR International, Inc., was acquired by a global investment firm. As a result, its shares ceased to trade on the NYSE. Correspondingly, the Company removed CIRCOR International, Inc., from its peer group for fiscal 2024 and 2023.

Compensation Peer	NYSE Ticker
Park-Ohio Holdings Group	PKOH
Astec Industries, Inc.	ASTE
The Shyft Group, Inc.	SHYF
Commercial Vehicle Group, Inc.	CVGI
Stoneridge, Inc.	SRI
L.B. Foster Company	FSTR
Blue Bird Corporation	BLBD
Motorcar Parts of America, Inc.	MPAA
Enerpac Tool Group Corp.	EPAC
Douglas Dynamics, Inc.	PLOW
NN, Inc.	NNBR

In selecting these peer companies, Pearl Meyer reviewed and considered a variety of factors, including the following:

◾	Industry and business model comparability;
◾	Company size comparability, as measured by revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), market cap, enterprise value, and number of employees; and
◾	Overlap with other peer groups used by third parties to assess the Company’s executive compensation levels and practices.

Role of Management

We regularly review and discuss the compensation of the named executive officers with William G. Miller, the Company’s Executive Chairman of the Board, and William G. Miller II, the Company’s President and Chief Executive Officer, and consult with them in evaluating the performance of the executive officers, other than for themselves, and they may make recommendations to us regarding compensation for all of the executive officers, other than for themselves, and we consider these recommendations in our deliberations.

The Committee meets regularly in executive sessions without the Executive Chairman of the Board, the CEO, or other management present to discuss our executive compensation program. Such executive sessions include discussions about, among other topics, the CEO’s performance and compensation, and the design and operation of our executive compensation plans.

45

PROXY STATEMENT	Compensation Discussion and Analysis

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for executive officers that are designed to further align the interests of our executive officers with those of shareholders. Under these guidelines, each executive officer may not sell or otherwise dispose of any Company stock unless he or she will hold Company stock valued at the following multiples of their annual base salary after any such sale or disposition:

Description	Purpose
Chief Executive Officer	4X Base Salary
Chief Financial Officer President - International and Military	2X Base Salary
All Other Executive Officers (including the other NEOs)	1.5X Base Salary

These restrictions do not apply to any sales of shares made to satisfy taxes due as a result of the vesting of the RSU awards.

Change in Control Provisions

As part of its comprehensive review of executive compensation with the assistance of Pearl Meyer, its independent compensation consultant, the Committee approved a Change in Control Severance Plan on April 11, 2023, with all the Company’s executive officers (the “Participants”) eligible to participate in the plan. The plan was approved in order to, among other things, attract and retain key talent and ensure continuity of the business in the event of a change in control of the Company. The Committee’s independent compensation consultant reported that a comparable plan was in place at every member of the Company’s peer group, and the Committee wanted to offer benefits to the Company’s executive officers that were comparable to those of its peer group.

On November 10, 2024, the Committee approved the First Amended and Restated Change in Control Severance Plan (as amended, the “Amended CIC Plan”), which provides for certain changes to the Company’s existing Change in Control Severance Plan. In connection with the adoption of the Amended CIC Plan, the Committee determined that only the following seven senior executive officers of the Company will be eligible to participate in the Amended CIC Plan: (i) William G. Miller II, President and Chief Executive Officer, (ii) Deborah L. Whitmire, Executive Vice President, Chief Financial Officer and Treasurer, (iii) William G. Miller, Executive Chairman of the Board, (iv) Jeffrey I. Badgley, President of International and Military, (v) Josias W. Reyneke, Vice President and Chief Information Officer, (vi) Vincent Tiano, Vice President and Chief Revenue Officer and (vii) Frank Madonia, Executive Vice President, Secretary and General Counsel.

The Committee adopted the changes to the existing plan to enhance executive retention and better align the interests of the Company’s senior executive team with shareholders in connection with any change in control of the Company. In particular, the Amended CIC Plan increased the payout multiples of base salary and annual cash bonus for (i) Mr. Miller II to 2.99x from 2.0x, (ii) Ms. Whitmire and Mr. Miller, to 2.5x from 1.5x, and (iii) the remainder of the Company’s seven current senior executive officers participating in the Amended CIC Plan to 2.0x from 1.5x. Based in part upon guidance from Pearl Meyer, the Committee believes that the multiples are within reasonable market levels for change in control related severance benefits and further reflects the Company’s senior executive team’s efforts in driving the substantial increase in shareholder valuation of the Company over the last several years.

The Amended CIC Plan provides that plan participants will be entitled to their applicable payouts on the first to occur of either (i) a change in control, provided that, if requested by the buyer, such participants have committed to continue working for the Company for a period of at least one year after the conclusion of the change in control transaction at the same rate of total compensation as such executive(s) received for the year in which the change in control occurred and in such role and capacity as reasonably determined by the buyer in the change in control transaction, or (ii) termination of employment by the Company without “cause” or by the executive with “good reason”, each as defined in the Amended CIC Plan, without regard to whether a change in control has occurred. In addition, in connection with a qualifying termination or change in control, the Participants are also entitled to (i) a pro-rated bonus payment for the year of termination, and (ii) a payment in an amount equal to eighteen (18) times the monthly COBRA premium to continue

46 | 2025 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

coverage under the Company’s group health plan. The foregoing benefits will be paid or provided only if the Participant timely signs a general release of claims.

The Amended CIC Plan also provides for the following treatment of unvested time-based and performance-based equity awards (if granted in the future) upon the applicable triggering event:

●	Time-Based Vesting Awards: Time-based equity awards would vest fully upon the triggering event.
●	Performance-Based Vesting Awards: Performance-based equity awards would vest at the greater of actual and target at the time of the triggering event.

The Committee, in consultation with Pearl Meyer, believes these changes (i) better align interests of the executive team with those of the Company’s shareholders in evaluating any potential change in control transaction, and (ii) provide the executive team with certainty that their contributions over the years that resulted in substantial increases in shareholder value will be recognized with a change in control transaction where investors also derive premium valuations. The latter is a unique consideration for the Company given the limited use of equity-based compensation prior to 2022, which results in the executive team having lower levels of stock ownership and therefore lower realized value from any transaction.

The Amended CIC Plan also amends the definition of a “change in control” to include a 50% change in the incumbent members of the Board (with the “Incumbent Board” defined under the Amended CIC Plan as the current board of directors of the Company and those directors elected or nominated for election by a majority of the current board of directors of the Company). The Amended CIC Plan further provides that a director seated on the Board after the date hereof as a result of a proxy fight will always be considered a non-incumbent director on the Board, even if a majority of the directors approve of such director.

In addition, the Amended CIC Plan amends the definition of “good reason” to (i) include a change in title or reporting relationship for the executive, (ii) eliminate the ability of the Company to make across-the-board compensation reductions affecting similarly situated executives without triggering “good reason”, (iii) include a material reduction to any material element of the executive’s compensation, and (iv) decrease the relocation radius that would trigger “good reason” from 50 miles to 25 miles.

The Amended CIC Plan has been revised to provide that it cannot be amended or terminated in any manner that would reduce benefits to a Participant without the Participant’s express written consent, except to the minimum extent required to comply with any applicable law.

Clawback Policy

In November 2023, the Committee adopted the Excess Incentive-Based Compensation Recoupment Policy – also known colloquially as a “clawback” policy – in accordance with the latest SEC rules and NYSE listing standards. Pursuant to the policy, incentive-based compensation awarded to, earned by, or vested with any of our current or former executive officers is subject to recoupment by the Company to the extent it exceeds the compensation that otherwise would have been awarded to, earned by, or vested with that current or former executive officer but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the Company. Under the policy, any recoupment is limited to excess compensation received by the current or former executive officer during the three completed fiscal years preceding the date the Company is required to prepare the accounting restatement. No finding of fault of the current or former executive officer is required. The Committee has the exclusive power and authority to administer the Policy, including to interpret the Policy’s provisions, and to make all determinations deemed necessary or advisable for the Policy’s administration.

47

PROXY STATEMENT	Compensation Discussion and Analysis

Employment Agreements

During fiscal 2024, the Company did not have any employment agreements with any of its named executive officers.

Severance Agreements

None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our Amended CIC Plan and other than certain change in control provisions in our equity plans.

Compensation Related Risk Assessment

Our Board of Directors reviewed potential risk associated with the Company’s fiscal 2024 compensation programs and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Code Section 162(m) imposes an annual deduction limit of $1.0 million on the amount of compensation paid to each “covered employee”, which includes our NEOs and certain other former NEOs. Compensation paid to our NEOs over this limit is nondeductible. While the Committee considers tax deductibility as one of many factors in determining executive compensation, we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are not deductible.

Timing of Equity Awards

We do not have a policy or practice regarding the timing for granting stock options or stock appreciation rights, as we do not currently grant these types of awards under our compensation program. We do currently grant restricted stock units under our executive annual bonus program, if earned based on performance achievement, with annual grants of these types of equity awards generally decided during the Committee’s meeting held in February and/or March of each year. The restrictive stock unit grants with respect to 2024 performance became effective on March 15, 2025. This timing was intended to ensure that the grants were issued after the release of the previous fiscal year’s earnings information, when the public was aware of the information and the information was reflected in the stock price used to value the awards. The Committee currently expects to continue this practice with respect to annual equity awards made pursuant to the Executive Annual Bonus Plan. Outside of our annual equity award cycle, we may grant equity awards at other times throughout the year, such as to new employee hires, to employees receiving promotions, for retention purposes, or in other relevant circumstances. The Committee neither grants equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates.

48 | 2025 PROXY STATEMENT

PROXY STATEMENT	Report of the Compensation Committee

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and this proxy statement.

The Compensation Committee:
A. Russell Chandler III, Chair
Theodore H. Ashford III
Jill Sutton
Leigh Walton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors during fiscal 2024 were Messrs. Chandler III, Ashford III, and Mses. Sutton and Walton. The Committee is composed solely of independent, non-employee directors. No member of the Compensation Committee has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee of the Company during fiscal 2024.

49

PROXY STATEMENT	Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The following table contains compensation for each of our named executive officers for fiscal years 2024, 2023, and 2022.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)		Total ($)
William G. Miller II	2024	795,600	1,750	2,110,525	2,556,823	55,792	(5)	5,520,489
President and Chief Executive Officer	2023	762,501	1,500	—	2,249,277	43,867	(5)	3,057,145
	2022	608,382	500	1,797,000	355,020	8,601	(5)	2,769,503
Deborah L. Whitmire	2024	468,000	1,750	642,343	778,163	27,573	(6)	1,917,829
Executive Vice President, Chief Financial Officer, and Treasurer	2023	447,692	1,500	—	684,563	9,726	(6)	1,143,481
	2022	333,366	500	898,500	147,926	8,601	(6)	1,388,893
William G. Miller	2024	689,000	1,750	—	1,333,994	738	(7)	2,025,482
Executive Chairman of the Board of Directors	2023	662,501	500	—	1,173,536	1,476	(7)	1,838,013
	2022	636,714	—	—	—	1,476	(7)	638,190
Jeffrey I. Badgley	2024	627,317	1,750	367,035	444,665	9,732	(8)	1,450,499
President of International and Military	2023	603,190	1,500	—	391,179	9,726	(8)	1,005,595
	2022	579,711	500	898,500	236,680	8,601	(8)	1,723,992
Josias W. Reyneke	2024	364,000	1,750	367,035	444,665	10,101	(9)	1,187,551
Vice President and Chief Information Officer	2023	349,230	1,500	—	391,179	9,726	(9)	751,635
	2022	269,386	500	299,500	147,926	8,601	(9)	725,913
Vincent Tiano	2024	364,000	1,750	367,035	444,665	10,101	(10)	1,187,551
Vice President and Chief Revenue Officer	2023	349,230	1,500	—	391,179	9,726	(10)	751,635
	2022	288,640	500	299,500	147,926	8,601	(10)	745,167

(1)

These amounts reflect discretionary holiday cash bonuses that are awarded to all employees (other than Mr. Miller in 2022) in the amounts of $1,750, $1,500, and $500 in 2024, 2023, and 2022, respectively.

(2)

Grant of equity awards in the form of restricted stock units under the Company’s 2016 Stock Incentive Plan. The grant values were calculated using the fair market value of the restricted stock units at the date of grant. Restricted stock units granted in 2025 with respect to the Company’s 2024 performance will be reflected in the summary compensation table of next year’s proxy statement for the Company’s 2026 annual meeting of shareholders. See “Compensation Discussion and Analysis – Executive Annual Bonus Program” for more information regarding the restricted stock units granted in 2025 to the named executive officers with respect to 2024 performance.

(3)

Represents amounts earned pursuant to the Company’s executive officer annual cash bonus plan in effect for such year, which (i) for 2024, were paid in 2025 for performance in fiscal 2024, (ii) for 2023, were paid in 2024 for performance in fiscal 2023, and (iii) for 2022, were paid in 2023 for performance in fiscal 2022.

(4)

No amounts in this column are indicated for perquisites and other personal benefits, as the value did not exceed $10,000 for any named executive officer, other than for Mr. Miller II and Ms. Whitmire in 2024, and for Mr. Miller II in 2023.

(5)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,625, $8,250, and $7,125 for fiscal years 2024, 2023, and 2022, respectively and Company paid life insurance premiums in the amount of $1,476 for fiscal years 2024, 2023, and 2022, respectively. In fiscal 2024, amount also includes $5,307 for club membership dues. In fiscal 2024 and 2023, amount also includes $2,117 and $2,384 for automobile expenses, respectively, and $38,266 and $31,757 in aggregate incremental cost arising out of personal use of the Company’s aircraft, respectively. Such incremental cost is the direct cost per hour multiplied by the number of hours of use, plus any incidental expenses. Fixed costs, which do not change based on usage, such as aircraft purchase costs, pilot salaries and the cost of maintenance not related to specific trips, are excluded from the calculation of incremental cost.

(6)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,625, $8,250, and $7,125 for fiscal years 2024, 2023, and 2022, respectively, and Company paid life insurance premiums in the amount of $1,476 for fiscal years 2024, 2023 and 2022, respectively. In fiscal 2024, amount also includes $7,576 for club membership dues, $1,340 for automobile expenses, and $8,556 in aggregate incremental cost arising out of personal use of the Company’s aircraft. Such incremental cost is the direct cost per hour multiplied by the number of hours of use, plus any

50 | 2025 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

incidental expenses. Fixed costs, which do not change based on usage, such as aircraft purchase costs, pilot salaries and the cost of maintenance not related to specific trips, are excluded from the calculation of incremental cost.

(7)	Amount includes Company paid life insurance premiums in the amount of $738, $1,476, and $1,476 for fiscal years 2024, 2023, and 2022, respectively.
(8)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,625, $8,250, and $7,125 for fiscal years 2024, 2023, and 2022, respectively, and Company paid life insurance premiums in the amount of $1,107, $1,476, and $1,476 for fiscal years 2024, 2023, and 2022, respectively.

(9)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,625, $8,250, and $7,125 for fiscal years 2024, 2023, and 2022, respectively, and Company paid life insurance premiums in the amount of $1,476 for fiscal years 2024, 2023, and 2022, respectively.

(10)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $8,625, $8,250, and $7,125 for fiscal years 2024, 2023, and 2022, respectively, and Company paid life insurance premiums in the amount of $1,476 for fiscal years 2024, 2023, and 2022, respectively.

Fiscal 2024 Grants of Plan-Based Awards

The following table provides information about our 2024 equity awards granted to our named executive officers during the year ended December 31, 2024.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1) #	Grant Date Fair Value of Stock, Unit, and Option Awards (2) $
William G. Miller II	3/6/2024	49,906	2,249,263
Deborah L. Whitmire	3/6/2024	15,189	684,568
William G. Miller	–	–	–
Jeffrey I. Badgley	3/6/2024	8,679	391,163
Josias W. Reyneke	3/6/2024	8,679	391,163
Vincent Tiano	3/6/2024	8,679	391,163

(1)	This column represents time-based restricted stock units granted to the named executive officers during 2024 under the Company’s 2016 Stock Incentive Plan. These restricted stock units vest in three equal annual installments commencing on March 6, 2025. Each restricted stock unit represents a contingent right to receive one share of Common Stock.

(2)	This column represents the grant date fair value for time-based restricted stock unit awards in accordance with ASC Topic 718. We determined these fair values based on the closing market price of the Common Stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End 2024

The table below shows the number of shares underlying unvested restricted stock units held by our named executives at fiscal year end 2024.

	Stock Awards
Name	Number of Shares or Restricted Stock Units that Have Not Vested (1) #	Market Value of Shares or Restricted Stock Units That Have Not Vested (2) $	Equity Incentive Plan Awards: Number of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested (3) #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested (4) $
William G. Miller II	36,000	2,352,960	49,906	3,261,856
Deborah L. Whitmire	18,000	1,176,480	15,189	992,753
William G. Miller	–	–	–	–
Jeffrey I. Badgley	18,000	1,176,480	8,679	567,259
Josias W. Reyneke	6,000	392,160	8,679	567,259
Vincent Tiano	6,000	392,160	8,679	567,259

51

PROXY STATEMENT	Executive Compensation Tables

(1)	Non-equity incentive plan awards issued and outstanding as of December 31, 2024, consisted of time-based restricted stock units granted on March 1, 2022, that vest in five equal annual installments commencing on March 1, 2023. The awards are generally subject to the executive’s continued service with the Company through the applicable vesting dates. Each restricted stock unit represents a contingent right to receive one share of Common Stock.
(2)	The market value of these awards was computed based on the closing price of the Company’s Common Stock on December 31, 2024, of $65.36.
(3)	Equity incentive plan awards issued and outstanding as of December 31, 2024, consisted of time-based restricted stock units granted on March 6, 2024, that vest in three equal annual installments commencing on March 6, 2025. The awards are generally subject to the executive’s continued service with the Company through the applicable vesting dates. Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock.
(4)	The market value of these awards was computed based on the closing price of the Company’s Common Stock on December 31, 2024, of $65.36.

Stock Vested in Fiscal Year 2024

The following table provides information about the value realized by the named executive officers from their stock awards that vested during the year ended December 31, 2024:

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
William G. Miller II	12,000	$543,360
Deborah L. Whitmire	6,000	$271,680
William G. Miller	—	$—
Jeffrey I. Badgley	6,000	$271,680
Josias W. Reyneke	2,000	$90,560
Vincent Tiano	2,000	$90,560

(1)

Represents the vesting of time-based restricted stock units on March 1, 2024. The value realized on vesting of these restricted stock units was computed based on the closing price of the Company’s Common Stock on March 1, 2024, of $45.28. Each restricted stock unit represents a contingent right to receive one share of Common Stock.

Equity Compensation Plan Information

The table below summarizes information relating to our equity compensation plans as of December 31, 2024:

Plan Category	(a) Number of Securities Underlying Outstanding Options, Warrants, Restricted Stock Units and Rights (1) #	(b) Weighted Average Exercise Price of Outstanding Options, Restricted Stock Units, Warrants and Rights (2) #	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3) #
Equity compensation plans approved by shareholders	214,493	—	359,185
Equity compensation plans not approved by shareholders	—	—	—
TOTAL	214,493	—	359,185

(1)	Consists of unvested time-based restricted stock unit awards granted under the Company’s 2016 Stock Incentive Plan and the 2023 Non-Employee Director Stock Plan. Each restricted stock unit represents a contingent right to receive one share of Common Stock.
(2)	The weighted-average exercise price does not take into account outstanding restricted stock unit awards, which have no exercise price.
(3)	Includes shares of Common Stock remaining available for future issuance as of December 31, 2024 under (i) the Company’s 2016 Stock Incentive Plan, and (ii) the Company’s 2023 Non-Employee Director Stock Plan. Pursuant to the Company’s 2016 Stock Incentive Plan, each restricted stock

52 | 2025 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

unit that may be settled in shares of Common Stock shall be counted as two shares subject to an award and deducted from the plan’s share pool. An additional 124,349 restricted stock units were granted during 2025 pursuant to the Company’s 2016 Stock Incentive Plan. The restricted stock units granted during 2025 are not reflected as outstanding in the above table since the information is presented as of December 31, 2024.

Potential Payment upon Termination or Change in Control

As part of its comprehensive review of executive compensation with the assistance of Pearl Meyer, its independent compensation consultant, the Compensation Committee approved  Change in Control Severance Plan on April 11, 2023, with all the Company’s executive officers being eligible to participate in the plan. The plan was approved in order to, among other things, attract and retain key talent and ensure continuity of the business in the event of a change in control of the Company. The Compensation Committee’s independent compensation consultant reported that a comparable plan was in place at every member of the Company’s peer group, and the Compensation Committee wanted to offer benefits to the Company’s executive officers that were comparable to those of its peer group.

On November 10, 2024, the Compensation Committee approved the First Amended and Restated Change in Control Severance Plan (as amended, the “Amended CIC Plan”), which provides for certain changes to the Company’s existing Change in Control Severance Plan. In connection with the adoption of the Amended CIC Plan, the Committee determined that only the following seven senior executive officers of the Company will be eligible to participate in the Amended CIC Plan (collectively, the “Participants”): (i) William G. Miller II, President and Chief Executive Officer, (ii) Deborah L. Whitmire, Executive Vice President, Chief Financial Officer and Treasurer, (iii) William G. Miller, Executive Chairman of the Board, (iv) Jeffrey I. Badgley, President of International and Military, (v) Josias W. Reyneke, Vice President and Chief Information Officer, (vi) Vincent Tiano, Vice President and Chief Revenue Officer and (vii) Frank Madonia, Executive Vice President, Secretary and General Counsel.

The Compensation Committee adopted the changes to the existing plan to enhance executive retention and better align the interests of the Company’s senior executive team with shareholders in connection with any change in control of the Company. In particular, the Amended CIC Plan increased the payout multiples of base salary and annual cash bonus for (i) Mr. Miller II to 2.99x from 2.0x, (ii) Ms. Whitmire and Mr. Miller, to 2.5x from 1.5x, and (iii) the remainder of the Company’s seven current senior executive officers participating in the Amended CIC Plan to 2.0x from 1.5x. Based in part upon guidance from Pearl Meyer, the Compensation Committee believes that the multiples are within reasonable market levels for change in control related severance benefits and further reflects the Company’s senior executive team’s efforts in driving the substantial increase in shareholder valuation of the Company over the last several years.

The Amended CIC Plan provides that Participants will be entitled to their applicable payouts on the first to occur of either (i) a change in control, provided that, if requested by the buyer, such Participants have committed to continue working for the Company for a period of at least one year after the conclusion of the change in control transaction at the same rate of total compensation as such executive(s) received for the year in which the change in control occurred and in such role and capacity as reasonably determined by the buyer in the change in control transaction, or (ii) termination of employment by the Company without “cause” or by the executive with “good reason”, each as defined in the Amended CIC Plan, without regard to whether a change in control has occurred. In addition, in connection with a change in control or a qualifying termination, the Participants are also entitled to (i) a pro-rated bonus payment for the year of termination, and (ii) a payment in an amount equal to eighteen (18) times the monthly COBRA premium to continue coverage under the Company’s group health plan. The foregoing benefits will be paid or provided only if the Participant timely signs a general release of claims.

The Amended CIC Plan also provides for the following treatment of unvested time-based and performance-based equity awards (if granted in the future) upon the applicable triggering event:

●	Time-Based Vesting Awards: Time-based equity awards would vest fully upon the triggering event.
●	Performance-Based Vesting Awards: Performance-based equity awards would vest at the greater of actual and target at the time of the triggering event.

The Compensation Committee, in consultation with Pearl Meyer, believes these changes (i) better align interests of the executive team with those of the Company’s shareholders in evaluating any potential change in control transaction, and (ii) provide the executive team with certainty that their contributions over the years that resulted in substantial increases in shareholder value will be recognized with a change in control transaction where investors also derive premium

53

PROXY STATEMENT	Executive Compensation Tables

valuations. The latter is a unique consideration for the Company given the limited use of equity-based compensation prior to 2022, which results in the executive team having lower levels of stock ownership and therefore lower realized value from any transaction.

The Amended CIC Plan also amends the definition of a “change in control” to include a 50% change in the incumbent members of the Board (with the “Incumbent Board” defined under the Amended CIC Plan as the current board of directors of the Company and those directors elected or nominated for election by a majority of the current board of directors of the Company). The Amended CIC Plan further provides that a director seated on the Board after the date hereof as a result of a proxy fight will always be considered a non-incumbent director on the Board, even if a majority of the directors approve of such director.

In addition, the Amended CIC Plan amends the definition of “good reason” to (i) include a change in title or reporting relationship for the executive, (ii) eliminate the ability of the Company to make across-the-board compensation reductions affecting similarly situated executives without triggering “good reason”, (iii) include a material reduction to any material element of the executive’s compensation, and (iv) decrease the relocation radius that would trigger “good reason” from 50 miles to 25 miles.

The Amended CIC Plan has been revised to provide that it cannot be amended or terminated in any manner that would reduce benefits to a Participant without the Participant’s express written consent, except to the minimum extent required to comply with any applicable law.

Under the Amended CIC Plan, upon a change in control or upon a qualifying termination without a change in control, for each of the named executive officers, the estimated payments and benefits are as follows if the change in control or qualifying termination was effective as of December 31, 2024:

Name	Cash Severance Payment (1)	Value of Accelerated Stock Vesting (2)
William G. Miller II	$8,869,635	$5,614,816
Deborah L. Whitmire (3)	3,256,196	2,169,233
William G. Miller	4,563,958	—
Jeffrey I. Badgley	2,862,458	1,743,739
Josias W. Reyneke	1,648,070	959,419
Vincent Tiano	1,633,690	959,419
(1)	Consists of the following: (i) a severance amount equal to the named executive officer’s payout multiple, multiplied by the sum of his or her base salary and the average annual cash bonus for the prior two years, (ii) his or her pro-rated annual bonus for 2024, and (iii) eighteen (18) times the monthly COBRA premium to continue coverage under the Company’s group health plan.
(2)	Reflects all unvested time-based equity awards, which would vest fully upon the triggering event. The market value of these awards was computed based on the closing price of the Company’s Common Stock on December 31, 2024, of $65.36.
(3)	Amount excludes any payments with respect to COBRA premiums because Ms. Whitmire was not covered under the Company’s health insurance plans during 2024.

CEO Pay Ratio

We pay for performance and impact by linking incentive pay to Company performance and seek to invest in positive experiences that have the greatest impact on the engagement and well-being of our employees. The executive compensation program is incentive-based and weighted towards long-term awards to emphasize long-term performance and support retention. Our executive compensation program is designed to attract and retain top-tier talent in a competitive market and to “pay for performance” in order to drive business results and maximize shareholder value.

To identify the median employee, as well as determine the annual compensation of the median employee, we used the following methodology:

◾	The median employee was identified using the Company’s employee population on December 31, 2024.

54 | 2025 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

◾	The Company determined that, as of December 31, 2024, its population of employees consisted of 1,711 employees, the large majority of which are located in the United States. This population consisted of the Company’s full-time, part-time, seasonal, and temporary employees.
◾	To identify the median employee from the Company’s employee population, the Company compared the amount of total taxable wages paid to its employees during 2024, as reported to the Internal Revenue Service on Form W-2 for U.S. employees or the equivalent agency for non-U.S. employees. For purposes of the compensation elements paid in Euro and GBP, the Company applied a Euro to U.S. dollar exchange rate and a GBP to U.S. dollar exchange rate, using the average yearly rate of exchange during 2024 of: (i) Euros to U.S. dollars of 1.0835, and (ii) GBP to U.S. dollars of 1.2780. No cost-of-living adjustments were made in identifying the median employee.
◾	We determined annual total compensation, including any perquisites and other benefits, in the same manner we determine the annual total compensation of our CEO for purposes of the Summary Compensation Table.

This resulted in the median employee’s annual total compensation as shown below:

Annual Compensation
Median Employee	$62,605
CEO (Mr. Miller II)	$5,520,489
CEO Pay Ratio	88

Based on this information for fiscal 2024, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 88 to 1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance.

The table below reflects compensation amounts for two Chief Executive Officers for the periods prior to March 7, 2022. Prior to March 7, 2022, William G. Miller II, and Jeffrey I. Badgley, served together as co-Chief Executive Officers of the Company. Effective March 7, 2022, Mr. Miller II was appointed as the Company’s sole Chief Executive Officer and Mr. Badgley was appointed as the Company’s President of International and Military.

55

PROXY STATEMENT	Executive Compensation Tables

	Summary Compensation Table Total		Compensation Actually Paid				Value of Initial Investment Based On:
Year	CEO (William G. Miller II) (1) ($)	CEO (Jeffrey I. Badgley) (1) ($)	CEO (William G. Miller II) (1)(2) ($)	CEO (Jeffrey I. Badgley) (1)(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs (3) ($)	Average Compensation Paid to Non-CEO NEOs ($)	Miller Industries TSR* ($)	Peer Group TSR* (4) ($)	Net Income (in thousands) ($)	Adjusted Pretax Income (in thousands) (5) ($)
2024	5,520,489	–	7,399,482	–	1,553,782	2,004,340	194	82	63,494	98,814
2023	3,057,145	–	3,825,865	–	1,098,072	1,354,312	124	83	58,291	86,929
2022	2,769,503	1,723,992	2,572,103	1,625,292	844,815	795,465	77	70	20,346	29,585
2021	689,213	689,213	689,213	689,213	413,604	413,604	94	93	16,255	22,265
2020	760,171	760,171	760,171	760,171	369,628	369,628	104	97	29,830	38,097
(1)	The table below reflects compensation amounts for two Chief Executive Officers for fiscal 2022, 2021, and 2020. Prior to March 7, 2022, William G. Miller II, the “First Co-CEO”, and Jeffrey I. Badgley, the “Second Co-CEO”, served together as co-Chief Executive Officers of the Company. Effective March 7, 2022, Mr. Miller II was appointed as the Company’s sole Chief Executive Officer and Mr. Badgley was appointed as the Company’s President of International and Military.
(2)	The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Mr. Miller II and Mr. Badgley, as applicable, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to either Mr. Miller II or Mr. Badgley during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to each of Mr. Miller II’s and Mr. Badgley’s total compensation for each year to determine the compensation actually paid.
(3)	The names of the Non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024 and 2023, Deborah L. Whitmire, William G. Miller, Jeffrey I. Badgley, Josias W. Reyneke, and Vincent Tiano, (ii) for 2022, William G. Miller, Deborah L. Whitmire, Vincent Tiano, Josias W. Reyneke and Jamison Linden (iii) for 2021, Deborah L. Whitmire, Josias W. Reyneke, Vincent Tiano and Jamison Linden, and (iv) for 2020, William G. Miller, Deborah L. Whitmire, Frank Madonia and Josias W. Reyneke.
(4)	Represents the weighted total shareholder return (“TSR”) of the peer group described below (the “Peer Group”), weighted according to the respective companies’ stock market capitalization at the beginning of each calendar year. The Peer Group used for this purpose is a peer group recommended by the Compensation Committee’s independent compensation consultant, Pearl Meyer, which group was used and referred to by the Compensation Committee in connection with its review of the Company’s executive compensation program. The Peer Group for fiscal 2020, 2021, and 2022 consisted of: Astec Industries, Inc. (ASTE); Blue Bird Corp. (BLBD); CIRCOR International, Inc. (CIR); Commercial Vehicle Group, Inc. (CVGI); Douglas Dynamics, Inc. (PLOW); Enerpac Tool Group Corp. (EPAC); L.B. Foster Co. (FSTR); Motorcar Parts of America, Inc. (MPAA); NN, Inc. (NNBR); Park-Ohio Holdings Corp. (PKOH); Shyft Group Inc. (SHYF); and Stoneridge, Inc. (SRI). In October 2023, CIRCOR International, Inc., was acquired by a global investment firm. As a result, its shares ceased to trade on the NYSE. Correspondingly, the Company removed CIRCOR International, Inc., from its Peer Group TSR data for fiscal 2023 and 2024.
(5)	Adjusted Pretax Income is a non-GAAP measure. See “Compensation Discussion and Analysis – Executive Annual Bonus Program” for more information regarding this non-GAAP financial measure.
*	Total Shareholder Return

56 | 2025 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

Item and Value Added (Deducted)

	2024	2023	2022		2021		2020
CEO	William G. Miller II	William G. Miller II	William G. Miller II	Jeffrey I. Badgley	William G. Miller II	Jeffrey I. Badgley	William G. Miller II	Jeffrey I. Badgley
SCT total compensation	$5,520,489	$3,057,145	$2,769,503	$1,723,992	$689,213	$689,213	$760,171	$760,171
Adjustments for stock awards
Deduct grant date fair value of equity awards granted in applicable fiscal year (as reported in Summary Compensation Table)	(2,110,525)	—	(1,797,000)	(898,500)	—	—	—	—
Add fair value of equity awards granted in applicable fiscal year as of year end	3,261,856	—	1,599,600	799,800	—	—	—	—
Add change in fair value of unvested equity awards from end of prior fiscal year to end of applicable year	830,520	750,240	—	—	—	—	—	—
Add change in fair value of vested equity awards from end of prior fiscal year to vesting date	(102,859)	18,480	—	—	—	—	—	—
Compensation actually paid (as calculated above pursuant to SEC rules)	$7,399,482	$3,825,865	$2,572,103	$1,625,292	$689,213	$689,213	$760,171	$760,171

Average NEOs	2024	2023	2022	2021	2020
SCT total compensation	$1,553,782	$1,098,072	$844,815	$413,604	$369,628
Adjustments for stock awards
Deduct grant date fair value of equity awards granted in applicable fiscal year (as reported in Summary Compensation Table)	(348,690)	—	(449,250)	—	—
Add fair value of equity awards granted in applicable fiscal year as of year end	539,100	—	399,900	—	—
Add change in fair value of unvested equity awards from end of prior fiscal year to end of applicable year	276,840	250,080	—	—	—
Add change in fair value of vested equity awards from end of prior fiscal year to vesting date	(16,692)	6,160	—	—	—
Compensation actually paid (as calculated above pursuant to SEC rules)	$2,004,340	$1,354,312	$795,465	$413,604	$369,628

57

PROXY STATEMENT	Executive Compensation Tables

Relationship Between Compensation Actually Paid and Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company TSR and that of the Company’s Peer Group. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by, or actually paid to, our NEOs during the applicable years.

Compensation Actually Paid and Cumulative TSR

58 | 2025 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

Compensation Actually Paid and Net Income

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Net Income
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
2020
2021
2022
2023
2024
First Co-CEO CAP
Second Co-CEO CAP
NEO - Average CAP
Net Income

Compensation Actually Paid and Adjusted Pretax Income (a Non-GAAP Measure)

Compensation Actually Paid vs Adjusted Pretax Income
Compensation Actually Paid
Adjusted Pretax Income
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
2020
2021
2022
2023
2024
First Co-CEO CAP
Second Co-CEO CAP
NEO - Average CAP
Adjusted Pretax Income

59

PROXY STATEMENT	Executive Compensation Tables

The following table lists the five financial performance measures that we believe represent the most important financial performance measures we used to link compensation paid to our NEOs to our performance.

(in thousands, except total shareholder return and earnings per share, diluted)
Measure	2024	2023	2022	2021	2020
Revenue	$1,257,500	$1,153,354	$848,456	$717,476	$651,286
EBITDA (a Non-GAAP Measure)(1)	$98,128	$93,001	$40,873	$34,157	$48,190
Adjusted Pretax Income (a Non-GAAP Measure)(2)	$98,814	$86,929	$29,585	$22,265	$38,097
Total Shareholder Return	$194	$124	$77	$94	$104
Earnings Per Share, Diluted	$5.47	$5.07	$1.78	$1.42	$2.62
(1)	EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization.
(2)	See “Compensation Discussion and Analysis - Executive Annual Bonus Program” for a definition of this non-GAAP financial measure.

60 | 2025 PROXY STATEMENT

PROXY STATEMENT	Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth, as of March 31, 2025, certain information with respect to the beneficial ownership of our Common Stock, as defined in Rule 13d-3 of the Exchange Act by (i) each director, (ii) each person listed in the Summary Compensation Table in this proxy statement, and (iii) all current executive officers and directors as a group. Except as otherwise indicated, each of the persons listed has sole voting and investment power with respect to the shares included in the table.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Theodore H. Ashford III (3)	16,166	*
Jeffrey I. Badgley (4)	15,879	*
A. Russell Chandler III (3)(5)	74,543	*
Peter Jackson (3)	2,755	*
William G. Miller	295,666	2.6%
William G. Miller II (6)	40,003	*
Dr. Javier Reyes (3)	2,755	*
Josias W. Reyneke (3)	6,759	*
Jill Sutton (3)	2,755	*
Dr. Susan Sweeney (3)	2,755	*
Vincent Tiano (7)	6,759	*
Leigh Walton (3)	7,241	*
Deborah L. Whitmire (8)	17,739	*
All Directors and Executive Officers as a Group (14 persons) (9)(10)	502,254	4.4%
*	Less than one percent.
(1)	Includes shares of Common Stock of which the named person or entity has the right to acquire beneficial ownership within 60 days of March 31, 2025 through the exercise of any stock option or other right. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 8503 Hilltop Drive, Ooltewah, Tennessee 37363.
(2)	The percentage of beneficial ownership is based on 11,459,278 shares of Common Stock issued and outstanding as of March 31, 2025, and represents the percentage that the named person or entity would beneficially own if such person or entity, and only such person or entity, exercised all options and rights to acquire shares of Common Stock that are held by such person or entity and that are exercisable within 60 days of March 31, 2025.
(3)	Excludes 1,429 shares represented by outstanding and unvested time-based restricted stock units.
(4)	Excludes 27,734 shares represented by outstanding and unvested time-based restricted stock units.
(5)	Includes 8,447 shares of Common Stock held by a limited partnership of which Mr. Chandler’s children are limited partners. Mr. Chandler disclaims beneficial ownership with respect to these shares.
(6)	Excludes 114,471 shares represented by outstanding and unvested time-based restricted stock units.
(7)	Excludes 19,734 shares represented by outstanding and unvested time-based restricted stock units.
(8)	Excludes 39,535 shares represented by outstanding and unvested time-based restricted stock units.
(9)	Includes Frank Madonia, the Company’s Executive Vice President, Secretary and General Counsel.
(10)	Excludes 19,734 shares represented by outstanding and unvested time-based restricted stock units.

61

PROXY STATEMENT	Security Ownership of Certain Beneficial Owners and Management

Beneficial Owners of More than 5% of Common Stock

The following table sets forth, as of March 31, 2025, certain information with respect to the ownership of our Common Stock by each person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
FMR LLC (2) 245 Summer Street Boston, Massachusetts 02210	1,169,165	10.2%
Neuberger Berman Group LLC (3) 1290 Avenue of the Americas New York, NY 10104	757,082	6.6%
Royce & Associates LP (4) One Madison Avenue New York, New York 10010	644,607	5.6%

(1)	The percentage of beneficial ownership is based on 11,459,278 shares of Common Stock issued and outstanding as of March 31, 2025, and represents the percentage that the named person or entity would beneficially own if such person or entity, and only such person or entity, exercised all options and rights to acquire shares of Common Stock that are held by such person or entity and that are exercisable within 60 days of March 31, 2025.
(2)	Based solely on a Schedule 13G/A filed with the SEC on February 7, 2025, by FMR LLC and Abigail P. Johnson, which reported that, as of January 31, 2025, FMR LLC has sole voting power over 1,168,003 shares of Common Stock and sole dispositive power over 1,169,165.22 shares of Common Stock, and Abigail P. Johnson has sole dispositive power over 1,169,165.22 shares of our Common Stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
(3)	Based solely on a Schedule 13G filed with the SEC on April 4, 2025, by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC, which reported that, as of March 31, 2025, Neuberger Berman Group LLC has shared voting power over 737,954 shares of Common Stock and shared dispositive power over 757,082 shares of Common Stock and Neuberger Berman Investment Advisers LLC has shared voting power of 737,926 shares of Common Stock and shared dispositive power over 757,054 shares of Common Stock. Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC, and Neuberger Berman Investment Advisers LLC and certain affiliated persons may be deemed to be beneficial owners of these shares in their various fiduciary capacities by virtue of the provisions of Exchange Act Rule 13d-3. Neuberger Berman Group LLC, through its subsidiaries Neuberger Berman Investment Advisers Holdings LLC and Neuberger Trust Holdings LLC, controls Neuberger Berman Trust Co N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC, Neuberger Berman Trust Co of Delaware N.A. and Neuberger Berman Investment Advisers LLC and certain affiliated persons.
(4)	Based solely on a Schedule 13G filed with the SEC on January 28, 2025, by Royce & Associates LP, which reported that, as of December 31, 2024, Royce & Associates LP has sole voting power over 644,607 shares of our Common Stock and sole dispositive power over 644,607 shares of our Common Stock.

62 | 2025 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 4 – Ratification of the Appointment of Independent Registered Public Accountant for Fiscal Year Ending December 31, 2025

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Elliott Davis, LLC was appointed by the Audit Committee as our independent registered public accountant for our current fiscal year which will end on December 31, 2025. We are asking our shareholders to ratify the appointment of Elliott Davis, LLC, who has served as our independent registered public accountant for over 20 years. Representatives of Elliott Davis, LLC are expected to be available at the Annual Meeting to respond to any shareholder questions that may be asked and will be given the opportunity to make a statement if they so desire. For a description of the fees for services rendered by Elliott Davis, LLC in fiscal 2023 and 2024, and a description of our policy regarding the approval of audit and non-audit services, see “Principal Accountant Fees and Services” and “Pre-Approval of Audit and Non-Audit Services” below.

Though ratification by the shareholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the shareholders. If our shareholders fail to ratify the appointment, the Audit Committee will consider this factor when making any determination regarding Elliott Davis, LLC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the Company’s best interests and those of its shareholders.

✓	The Board recommends that you vote FOR the ratification of the appointment Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025.

63

PROXY STATEMENT	Report of the Audit Committee

Report of the Audit Committee

The Company’s Audit Committee is comprised entirely of independent members, as required by applicable listing standards of the NYSE, and acts pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent registered public accountants, Elliott Davis, LLC is responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (PCAOB) and issuing reports with respect to these matters, including expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accountants, and has discussed with the Company’s independent registered public accountants the matters required by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accountants is compatible with maintaining such accountants’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s independent registered public accountants are in fact “independent”.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

The Audit Committee:
Dr. Susan Sweeney, Chair
Theodore H. Ashford III
A. Russell Chandler III
Peter Jackson
Leigh Walton

64 | 2025 PROXY STATEMENT

PROXY STATEMENT	Independent Registered Public Accountant’s Fees and Services

Principal Accountant Fees and Services

The following table shows aggregate fees and related expenses for professional services rendered by Elliott Davis, LLC for fiscal 2024 and fiscal 2023:

Principal Fees	Fiscal 2024	Fiscal 2023
Audit Fees (1)	$553,944	$557,888
Audit-Related Fees (2)	3,000	3,000
Tax Fees (3)	410,510	262,660
All Other Fees	—	—
TOTAL	$967,454	$823,548

(1)	Audit fees include fees paid to Elliott Davis, LLC related to the annual audit of consolidated financial statements, the annual audit of the effectiveness of internal control over financial reporting, the review of financial statements included in Quarterly Reports on Form 10-Q, and review of other SEC filings. The increase in audit fees in 2023 was primarily due to increased work associated with the acquisition by SHC, Inc. from Southern Hydraulic Cylinder, Inc.
(2)	Represents fees for professional services provided for assurance and services related to the performance of the audit and review of financial statements.
(3)	Represents fees for professional services related to tax compliance and tax planning.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm. In this regard, the Audit Committee pre-approves all audit and permitted non-audit services to be performed by the Company’s independent registered public accountant, including the annual audit services engagement. All services provided by Elliot Davis, LLC in 2024 and 2023 were pre-approved by the Audit Committee.

65

PROXY STATEMENT	Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of initial statements of ownership and statements of changes in ownership of our Common Stock with the SEC. To the Company’s knowledge, based solely on the information furnished to the Company, all directors, executive officers, and 10% shareholders complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2024, except for late Form 4 reports filed on (i) March 8, 2024 by each of Messrs. Badgley, Linden, Madonia, Miller II, and Reyneke, and Ms. Whitmire, in each case reporting three exempt transactions for the vesting of time-based restricted stock units on March 1, 2024 and the related tax withholding obligations for such restricted stock unit vesting, and (ii) April 9, 2025 by Ms. Whitmire, reporting four small acquisition transactions during 2024 and three small acquisition transactions during 2023, in each case pursuant to a dividend reinvestment plan administered by her broker.

66 | 2025 PROXY STATEMENT

PROXY STATEMENT	Voting Information

VOTING INFORMATION

Notice Regarding the Availability of Proxy Materials

The Company posted materials related to the Annual Meeting on the Internet. The following materials are available on the Internet at www.millerind.com through the “Investors” link:

◾	this proxy statement for the Annual Meeting; and
◾	the Company’s 2024 Annual Report to Shareholders (which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, other than the exhibits thereto).

Shareholders Entitled to Vote

Holders of record of the Company’s Common Stock at the close of business on April 1, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. This means that our shareholders as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 11,459,278 shares of Common Stock. Each outstanding share entitles its holder to one vote.

Quorum for the Annual Meeting

A majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining a quorum.

Shares Registered in Your Name

You may vote either during the Annual Meeting by attending in person and completing a ballot at the Annual Meeting, or by providing a proxy or voting instructions in advance of the meeting. If you decide to vote prior to the Annual Meeting, you may do so in any one of the following three ways:

Voting by Telephone – You may vote your shares by calling the toll-free number 1-800-652- VOTE (8683) by following the instructions on the proxy card. You will need to enter identifying information that appears on your proxy card.

Voting by Internet – You may vote your shares electronically using the Internet at www.investorvote.com/MLR by following the instructions on the proxy card. You will need to enter identifying information that appears on your proxy card.

Voting by Proxy Card – You may vote by completing, signing, dating, and returning the proxy card in the enclosed postage pre-paid envelope.

Shares Held in Street Name

If your shares are held in the name of a broker or nominee (i.e., in “street name”), refer to the instructions provided by your broker or nominee regarding how to vote your shares. If you do not return voting instructions to your broker or nominee by its deadline, your shares may be voted by your broker or nominee.

Revoking a Proxy or Voting Instructions

A shareholder of record who votes over the Internet or by telephone may revoke the proxy by:

◾	Attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person;
◾	Filing with the Secretary of the Company a written revocation; or
◾	Executing and delivering a timely and valid proxy card bearing a later date.

Unless revoked, where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such choice. If no choice is specified, such shares will be voted in accordance with the Board’s recommendations on the proposals in this proxy statement and in the discretion of the proxy holders on any other matter that may properly come

67

PROXY STATEMENT	Voting Information

before the meeting. If you hold shares of Common Stock in street name, you must follow the instructions given by your broker or nominee to change your voting instructions.

Other Business

As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.

68 | 2025 PROXY STATEMENT

PROXY STATEMENT	Voting Information

OTHER INFORMATION

Proxy Solicitation Costs

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this proxy statement. The Company’s executive officers or employees, who will not receive compensation for their services other than their regular salaries, may solicit proxies personally or by telephone. The Company does not anticipate paying any other compensation to any other party for solicitation of proxies but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available on our website at www.millerind.com under the “Investors” section. You may request a free copy of our Annual Report on Form 10-K and this proxy statement by writing to Miller Industries, Inc., Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

Deadline for Shareholder Proposals for 2026 Annual Meeting

Any proposal intended to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2026 annual meeting of shareholders must be received by the Secretary of the Company, in writing, not later than December 12, 2025. Any such shareholder proposal must meet all the requirements for inclusion established by the Securities and Exchange Commission in effect at the time, including Rule 14a-8 of the Exchange Act.

Any other proposal to nominate a candidate for director or propose any other business at the Company’s 2026 annual meeting of shareholders must be received, in writing, by the Secretary of the Company no later than 90 nor more than 120 days before the meeting (which deadline is currently expected to be between January 23, 2026, and February 22, 2026, respectively). The written notice provided to the Secretary of the Company must meet the requirements of, and be in compliance with, the Company’s bylaws, which include information required under Rule 14a-19 of the Exchange Act. Because the advance notice provisions of the Company’s bylaws require earlier notice than Rule 14a-19, all notices required under Rule 14a-19 must also be received by our Corporate Secretary not later than the close of business on February 22, 2026.

Proposals and requests for copies of the Company’s bylaws (which will be made available to shareholders free of charge on request), should be addressed to Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

By Order of the Board of Directors

/s/ Frank Madonia

Executive Vice President, Secretary and General Counsel

69

PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

Miller Industries, Inc.

2025 Stock Incentive Plan

70 | 2025 PROXY STATEMENT

PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

Article 1.PURPOSE AND GENERAL PROVISIONS72

Article 2.DEFINITIONS72

Article 3.ADMINISTRATION; POWERS OF THE COMMITTEE78

Article 4.SHARES AVAILABLE UNDER THE PLAN79

Article 5.STOCK OPTIONS82

Article 6.STOCK APPRECIATION RIGHTS84

Article 7.RESTRICTED STOCK AND RESTRICTED STOCK UNITS85

Article 8.PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS86

Article 9.OTHER AWARDS87

Article 10.PERFORMANCE MEASURES87

Article 11.TERMINATION OF SERVICE; CHANGE IN CONTROL88

Article 12.BENEFICIARY DESIGNATION89

Article 13.DEFERRALS89

Article 14.WITHHOLDING TAXES90

Article 15.AMENDMENT AND TERMINATION90

Article 16.MISCELLANEOUS PROVISIONS92

71

PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

Article 1.PURPOSE AND GENERAL PROVISIONS
1.1Establishment of Plan. Miller Industries, Inc., a Tennessee corporation (the “Company”), hereby establishes a stock incentive compensation plan known as the “Miller Industries 2025 Stock Incentive Plan” (the “Plan”), as set forth in this document.
1.2Purpose of Plan. The objectives of the Plan are to promote the long-term growth and profitability of the Company and its subsidiaries and strengthen its ability to (i) attract, retain and incentivize employees, directors, consultants, advisors and other persons who perform services for the Company; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other Participants (as defined below) with those of the Company’s shareholders.
1.3Types of Awards. Awards under the Plan may be made to eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Awards or any combination thereof.
1.4Effective Date. The Plan was adopted by the Board of Directors of the Company on March 31, 2025 (the “Effective Date”), contingent upon approval by the Company’s shareholders. If the Plan is not so approved by shareholders, it will be canceled.
1.5Termination of the Plan. No awards shall be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. Awards granted under the Plan on or prior to the date the Plan terminates shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding to such Awards.
Article 2.DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1“Agreement” means the written or electronic agreement evidencing an Award granted to a Participant under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of an Award in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.
2.2“Award” means an award granted to a Participant under the Plan that consists of one or more Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Awards or a combination of these.
2.3“Board” means the Board of Directors of the Company.
2.4“Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Agreement, the following with respect to a Participant:

72 | 2025 PROXY STATEMENT

PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

(a)conviction or plea of guilty or nolo contendere to a felony (or state law equivalent), which results, or, if known to the public, would be likely to result in material financial or reputational harm to the Company;
(b)willful misconduct that is materially injurious to the Company or any other affiliate of the Company (whether financially, reputationally, or otherwise);
(c)material breach of any material agreement with the Company, which results or, if known to the public, would be likely to result in material financial or reputational harm to the Company, after receipt of written notice from the Committee of such breach, provided that the Participant shall have thirty (30) days after the date of receipt of such notice in which to cure such breach (to the extent cure is possible); or
(d)material violations of law or the Company’s code of conduct established by the Company and applicable to the Participant, any of which results or, if known to the public, would be likely to result in material financial or reputational harm to the Company.

For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company and/or the Employer. Cause shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Company that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant in this Plan.

2.5“Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Agreement or other written agreement between the Participant and an Employer applicable to an Award, the occurrence of any of the following events:
(a)any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities, whether or not the Board shall have first given its approval to such acquisition;
(b)the consummation of a merger or consolidation of the Company with any other corporation; provided, however, a Change in Control shall not be deemed to have occurred: (i) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the directors of the Company prior to such merger or consolidation constitute at least a majority of the Board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation;
(c)the date a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board before the date of appointment or election; or
(d)the sale or disposition by the Company of all or substantially all the Company’s assets.

73

PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

Notwithstanding anything in this Plan to the contrary, to the extent any provision of this Plan would cause a payment of an amount subject to Section 409A (and not otherwise exempt from Section 409A) to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership,” “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A. Other Participant rights that are tied to a Change in Control, such as vesting, shall not be affected by this paragraph.

2.6“CIC Plan” means the Miller Industries, Inc. First Amended and Restated Change in Control Severance Plan, effective November 11, 2024, as amended from time to time.
2.7“Code” means the U.S. Internal Revenue Code of 1986, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.
2.8“Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan pursuant to Article 3. If the Stock is traded on the NYSE or the NASDAQ, all of the members of the Committee shall be independent directors within the meaning of the NYSE’s or NASDAQ’s listing standards (as applicable). If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Board shall appoint a subcommittee of the Committee, consisting of at least two non-employee directors, to grant Awards to Insiders; each member of such subcommittee shall satisfy the requirements of a “non-employee director”. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.
2.9“Company” means Miller Industries, Inc., a Tennessee corporation, and its successors and assigns.
2.10“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or an Non-Employee Director) to an Employer, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on the exemption from registration provided by Rule 701 under the Securities Act.
2.11“Disability” means, unless provided otherwise in an Agreement (in which case such definition shall apply for purposes of the Plan with respect to that particular Award) (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer. All determinations of Disability shall be made by the Committee or its designee.
2.12“Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.
2.13“Employee” means any service provider to an Employer whom the Employer treats as a common law employee for U.S. payroll tax purposes (or as an employee for purposes of non-U.S. local law, in

74 | 2025 PROXY STATEMENT

PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

the case of an individual whose work location is outside the U.S.), as of the time in question (and disregarding any subsequent change in treatment to the extent it is applied retroactively), either within or outside the United States, unless the Committee (in its discretion) determines that the individual is not an Employee or has ceased to be an Employee.
2.14“Employer” means the Company and any entity controlled by the Company, controlling the Company or under common control with the Company, including any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code Sections 424(e) and 424(f), that employs an Employee or with whom a Consultant has a service relationship, as determined by the Company. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”
2.15“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.
2.16“Fair Market Value” of a Share of the Company means, as of the date in question the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied; provided, however, that
(a)if the Stock is listed for trading on the NYSE or another national securities exchange, the closing sale price of a Share on such date, as reported by the NYSE or such other exchange or such other source as the Committee deems reliable, or if no such reported sale of the Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;
(b)if the Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of a Share on such date, or if no such reported sale of the Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or
(c)if the Stock is not publicly traded and reported, the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied.

If the Stock is not traded on the NYSE but is traded on more than one other securities exchange on the given date, then the largest exchange on which the Stock is traded shall be referenced to determine Fair Market Value.

Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the applicable securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code Section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code Section 422), Fair Market Value shall be determined by the Committee in accordance with the requirements of Code Section 422.

75

PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

2.1“Full Value Award” means (i) an Award of Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Share Units, or an Other Award that is not in the nature of an appreciation award (i.e., the value of the Other Award is not based on the difference in the value of a share of common Stock at different points in time); or (ii) an award granted under a Prior Plan that is the equivalent of an Award listed in clause (i) above.
2.2“Incentive Stock Option” or “ISO” means an Option which is designated as an “incentive stock option” and intended to meet the requirements of Code Section 422.
2.3“Insider” means an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.
2.4“Non-Employee Director” means any individual who is a member of the Board and who is not also employed by the Employer.
2.5“Nonqualified Stock Option” or “NSO” means any Option which is not designated as an “incentive stock option” or that otherwise does not meet the requirements of Code Section 422.
2.6“NYSE” means the New York Stock Exchange or its successor.
2.7“Option” means an Award granted under Article 5 which is either an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.
2.8“Option Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
2.9“Other Award” means any form of equity-based or equity-related award, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Share or a Performance Share Unit, that is granted pursuant to Article 9.
2.10“Other Company Securities” mean securities of the Company other than Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Stock or other property.
2.11“Participant” means an Employee, Non-Employee Director or Consultant to whom an Award has been granted under the Plan.
2.12“Performance Period” has the meaning ascribed to such term in Section 8.3.
2.13“Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant (by delivery of Stock, cash or other property as the Committee shall determine) upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
2.14“Performance Share Unit” means an Award under Article 8 of the Plan that has a value set by the Committee, or that is determined by reference to a valuation formula specified by the Committee, which value may be paid to the Participant (by delivery of Stock, cash or other property as the Committee shall

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

determine) upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
2.15“Permitted Transferee” means any members of the immediate family of the Participant (e.g., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members.
2.16“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.17“Plan” means this Miller Industries 2025 Stock Incentive Plan set forth herein, as it may be amended from time to time.
2.18“Prior Plan” means the Miller Industries, Inc. 2016 Stock Incentive Plan.
2.19“Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award of Shares that the Committee grants to a Non-Employee Director with no restrictions.
2.20“Restricted Stock Unit” or “RSU” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of Shares, cash or other property as the Committee shall determine and that has such restrictions as the Committee, in its sole discretion, may impose, including but not limited to an Award that the Committee grants to a Non-Employee Director without restrictions.
2.21“Restriction Period” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture as provided in the Agreement.
2.22“Section 409A Award” means an Award that is not exempt from Code Section 409A.
2.23“Share” means one share of Stock of the Company (as such Share may be adjusted pursuant to the provisions of Section 4.2 of the Plan including any new or different stock or securities resulting from the changes described in Section 4.2).
2.24“Share Pool” has the meaning ascribed to such term in Section 4.1.
2.25“Stock” means the common Stock of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.
2.26“Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for delivery of cash, Shares or other property as the Committee shall determine with a value equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.
2.27“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power that is entitled to elect the management of such corporation or other entity thereof are owned directly or indirectly by the Company. With respect to all

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purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company and the Committee shall be authorized to act on behalf of all other entities included within the definition of “Subsidiary.”
Article 3.	ADMINISTRATION; POWERS OF THE COMMITTEE
3.1General. This Plan shall be administered by the Committee.
3.2Authority of the Committee.
(a)Subject to the provisions of the Plan, the Committee shall have the full and discretionary authority to (i) select the persons who are eligible to receive Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted thereunder, (v) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Participants located outside the United States, and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate in its discretion.
(b)The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable.
(c)Acts, determination and decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive, final and binding on all parties.
(d)In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made under the Plan.
(e)In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including but not limited to employees of the Company and professional advisors.
3.3Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (i) amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where a Participant works or resides or to meet the goals and objectives of the Plan; (ii) establish one or more sub-plans for these purposes; and (iii) establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a special form of Agreement approved by the Committee or one or more written addendums to the Plan with respect to such non-U.S. jurisdictions.
3.4Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its authority as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Insiders). The Committee may, at any time and from time to time, delegate to one or more other members of the Board such

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

of its authority as it deems appropriate. To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Insiders.
3.5Agreements. Each Award granted under the Plan shall be evidenced by an Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into other agreements with the Company including confidentiality, IP assignment, restrictive covenant or other similar agreements as the Committee may adopt and approve from time to time. The provisions of such additional restrictions and covenants may also be included in, or incorporated by reference in, the Agreement.
3.6Indemnification. No member or former member of the Committee or the Board or person to whom the Committee has delegated responsibility under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee and the Board and each person to whom the Committee has delegated responsibility under the Plan against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly prohibited by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the member or former member may have as a director or under the Company’s Bylaws or Articles of Incorporation.
3.7Restrictions on Dividends and Dividend Equivalents. Notwithstanding anything herein to the contrary, dividend equivalents shall not be paid with respect to Options or SARs. Dividends and dividend equivalents with respect to a Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Share Unit or Other Award shall be subject to the same vesting requirements as the underlying Award; in no event shall dividends or dividend equivalents be paid on any such Award prior to the date on which such Award has become vested.
Article 4.	SHARES AVAILABLE UNDER THE PLAN
4.1Number of Shares. Subject to adjustment as provided in this Section 4.1 and in Section 4.2, the aggregate number of Shares that are available for issuance pursuant to Awards granted under the Plan is Five Hundred Thousand (500,000) (the “Share Pool”). All or any portion of the Share Pool may, but is not required to, be issued pursuant to Incentive Stock Options. If Awards are granted in substitution or assumption of awards of an entity acquired, by merger or otherwise, by the Company (or any Subsidiary), to the extent such grant shall not be inconsistent with the terms, limitations and conditions of Code Section 422, Exchange Act Rule 16b-3 or applicable NYSE rules, the number of shares subject to such substitute or assumed Awards shall not increase or decrease the Share Pool.

The Shares issued pursuant to Awards under the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

If this Plan is approved by shareholders, no additional awards shall be granted under the Prior Plan after the date of such shareholder approval, and all remaining shares available for grant under the Prior Plan will be canceled and no longer available for grants under the Prior Plan. Outstanding awards under the Prior Plan shall continue to be governed by the Prior Plan and the agreements under which they were granted.

The following rules shall apply for purposes of the determination of the number of Shares available for grants of Awards under the Plan:

(a)Each Option, each Stock Appreciation Right that may be settled in a Share, each share of Restricted Stock, each Restricted Stock Unit that may be settled in a Share, and each Other Award that may be settled in a Share shall be counted as one share subject to an Award and deducted from the Share Pool. Stock Appreciation Rights, Restricted Stock Units and Other Awards that may not be settled in Shares shall not result in a deduction from the Share Pool.
(b)If a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares subject to such related Option shall be added back to the Share Pool.
(c)Each Performance Share that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Share Pool. Each Performance Share Unit that may be settled in Shares shall be counted as a number of Shares subject to an Award equal to the number of Shares that would be paid under the Performance Share Unit for achievement of target performance, with the number determined by dividing the value of the Performance Share Unit at the time of grant by the Fair Market Value of a Share at the time of grant, and this number shall be deducted from the Share Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of Shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Share Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of Shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Share Pool. Performance Shares and Performance Share Units that may not be settled in Shares shall not result in a deduction from the Share Pool.
(d)If, for any reason, any shares subject to an Award under the Plan are not issued or are returned to the Company, for reasons including, but not limited to (i) a forfeiture of Restricted Stock, a Restricted Stock Unit, a Performance Share, a Performance Share Unit, or Other Award; (ii) the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, or Other Award; or (iii) the settlement of any Award in cash rather than Shares; then such Shares shall again be available for Awards under the Plan and shall be added to the Share Pool. If the exercise price and/or tax withholding obligation under an Award is satisfied by the Company retaining Shares or by the Participant tendering Shares (either by actual delivery or attestation), the number of Shares so retained or tendered shall be available for Awards under the Plan and shall be added to the Share Pool.
(e)If, for any reason, after the Effective Date, any Shares subject to an award under the Prior Plan are not issued or are returned to the Company, for reasons including but not limited to a forfeiture of restricted stock or a restricted stock unit, or the termination, expiration or cancellation of an option, stock appreciation right, restricted stock, restricted stock unit, performance share,

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

performance unit, or other award, or settlement of any award in cash rather than shares, such shares shall be available for Awards under the Plan and shall be added to the Share Pool. If, after the Effective Date, the tax withholding obligation under an award granted under a Prior Plan is satisfied by the Company retaining shares or by the holder tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be available for Awards under the Plan and shall be added to the Share Pool.
(f)To the extent a SAR that may be settled in shares of Stock is, in fact, settled in shares of Stock, the gross number of Shares subject to such Stock Appreciation Right shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. Similarly, if the exercise price under an award under a Prior Plan is satisfied by the Company retaining Shares or by the holder tendering Shares (either by actual delivery or attestation), the number of Shares so retained or tendered shall not be available for Awards under the Plan and shall not be added to the Share Pool. To the extent a stock appreciation right granted under a Prior Plan that may be settled in shares of Stock is, in fact, settled in shares of Stock, the gross number of shares subject to such stock appreciation right shall not be available for Awards under the Plan and shall not be added to the Share Pool. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, options under the Prior Plan shall not be available for Awards under the Plan and shall not be added to the Share Pool.
4.2Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than an ordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares), or a material change in the value of the outstanding Shares as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:
(a)the number and class of stock or other securities that comprise the Share Pool as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;
(b)the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under an outstanding Award;
(c)the Option Exercise Price under outstanding Options, the exercise price under outstanding Stock Appreciation Rights, and the number of Shares to be transferred in settlement of outstanding Awards; and
(d)the terms, conditions or restrictions of any Award and Agreement, including but not limited to the price payable for the acquisition of Shares.

It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including,

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without limitation and as applicable under the circumstances, Code Section 424 and Code Section 409A) and applicable accounting standards, so as to not trigger any charge to earnings with respect to such adjustment.

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.

4.3Maximum Awards to Directors. Notwithstanding any provision in the Plan to the contrary, the aggregate value of all Awards (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) granted to any Non-Employee Director during any calendar year shall not exceed $200,000.
Article 5.	STOCK OPTIONS
5.1Grant of Options. Subject to the terms and provisions of the Plan, the Committee may from time to time grant Options to eligible Participants. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NSOs or a combination thereof, and may vary such Awards among Participants; provided that the Committee may grant ISOs only to individuals who are employees within the meaning of Code Section 3401(c) of the Company or its eligible subsidiaries (as defined for this purpose in Code Section 424(f)). Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code Section 409A, the Committee may only grant Options to individuals who provide direct services on the date of grant of the Options to the Company or another entity in a chain of entities in which the Company or such other entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in the Company or other entity in the chain, ending with the Company or other entity that has a controlling interest in the Company or other entity for which the individual provides services, such that the Company is an “eligible issuer of service recipient stock” as determined under Code Section 409A.
5.2Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NSO. Dividend equivalents shall not be paid with respect to Options.
5.3Option Exercise Price. The per share Option Exercise Price for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code Section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such Option Exercise Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code Section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).
5.4Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date. If an Agreement does not specify an expiration date, the Option’s expiration date

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

shall be the 10th anniversary of its grant date, provided that the Option may expire earlier as provided in the Agreement or in this Plan.
5.5Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of an Option, the number of Shares subject to exercise under any related SAR shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.
5.6Payment. Options shall be exercised, in whole or in part, by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative in the form prescribed by the Company, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time and provide for full payment of the Option Exercise Price for such Shares (less any amount previously paid by the Participant to acquire the Option). The Option Exercise Price shall be paid to the Company in United States dollars either: (a) in cash, (b) by check, bank draft, money order or other cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), (d) if approved by the Committee, by having the Company reduce the number of Shares otherwise issuable to the Participant upon exercise of the Option by the largest whole number of Shares having an aggregate Fair Market Value at the time of exercise that does not exceed the total Option Exercise Price for such Shares and the Participant paying the remainder of such total Option Exercise Price in cash (a “net exercise”), (e) if approved by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (f) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law; or (g) by a combination of the foregoing. No certificate or cash representing a Share shall be delivered until the full Option Exercise Price has been paid.
5.7Special Rules for ISOs. The following rules apply notwithstanding any other terms of the Plan.
(a)No ISOs may be granted under the Plan on or after the tenth anniversary of the Effective Date, unless the Company’s shareholders approve an amendment extending the term of the Plan.
(b)In no event shall any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code Section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date.
(c)The aggregate Fair Market Value of Shares with respect to which incentive stock options (within the meaning of Code Section 422) granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is

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granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then ISOs granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code Section 422, automatically become NSOs granted under this Plan.
(d)Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the Share Pool shall only be applied to the extent permitted by Code Section 422 and the regulations promulgated thereunder.
Article 6.	STOCK APPRECIATION RIGHTS
6.1Grant of SARs. Subject to the terms and provisions of the Plan, the Committee may grant SARs to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the specified base price, times the number of Shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, and/or for accelerated vesting and other rights upon the occurrence of events specified in the Agreement. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code Section 409A, the Committee may only grant SARs to individuals who provide direct services on the date of grant of the SARs to the Company or another entity in a chain of entities in which the Company or such other entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in the Company or other entity in the chain, ending with the Company or other entity that has a controlling interest in the Company or other entity for which the individual provides services, such that the Company is an “eligible issuer of service recipient stock” as determined under Code Section 409A.
6.2Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable and such other provisions as the Committee shall determine. Dividend equivalents shall not be paid with respect to SARs.
6.3Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date. If an Agreement does not specify an expiration date, the SAR’s expiration date shall be the 10th anniversary of its grant date, provided that the SAR may expire earlier as provided in the applicable Agreement or in this Plan.
6.4Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all Shares, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such payment will be in the form of Shares. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise or the date of payments, as applicable. The Committee shall have sole discretion to determine and set forth in the Agreement the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs.
6.5Exercise Price. The exercise price for each Stock Appreciation Right shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. Notwithstanding the foregoing, an SAR may be granted with an exercise price

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

lower than set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Code Section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such SAR exercise price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code Section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).
6.6Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement.
Article 7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1Grant of Restricted Stock and Restricted Stock Units. Subject to provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and Restricted Stock Units (“RSUs”) to Participants. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.
7.2Agreement. The Restricted Stock or RSU Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Shares of Restricted Stock or the number of RSUs granted; the purchase price, if any, to be paid for such Restricted Stock or RSUs, which may be equal to or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; the restrictions applicable to the Restricted Stock or RSU (such as continued service or achievement of performance objectives), the length of the Restriction Period, if any, and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote the Shares or receive dividends or dividend equivalents with respect to the Shares during the Restriction Period. The Committee shall have sole discretion to determine and specify in each RSU Agreement whether the RSUs will be settled in the form of all cash, all Shares, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of Shares.
7.3Certificates. Upon an Award of Restricted Stock to a Participant, Shares of restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either (i) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and/or (ii) be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. Upon settlement of an RSU in Shares, and with respect to Restricted Stock, if and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such Shares shall be delivered to the Participant or registered in the Participant’s name on the Company’s or transfer agent’s records; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the terms of the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. Concurrently with the settlement of an RSU or the lapse of any risk of forfeiture applicable to the Restricted Stock, the Participant shall be required to pay to the Company an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 14 below.

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

7.4Shareholder Rights; Dividends and Other Distributions. Except as provided in this Article 7 or in the applicable Agreement, a Participant who receives a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive dividends and other distributions to the extent, if any, such Shares possess such rights; provided, however, that (i) any dividends and other distributions payable on such Shares of Restricted Stock during the Restriction Period shall be either automatically reinvested in additional Shares of Restricted Stock or paid to the Company for the account of the Participant, in either case subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividends and other distributions shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code Section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (provided again that all such terms shall, to the extent required, comply with Code Section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on the Shares subject to the RSU only to the extent provided in the Agreement relating to the Award; provided, however, that (A) any dividend equivalents payable on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (B) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code Section 409A.
Article 8.	PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS
8.1Grant of Performance Shares and Performance Share Units. The Committee may grant Performance Shares and Performance Share Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.
8.2Agreement. The Performance Share or Performance Share Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Performance Shares or Performance Share Units granted; the purchase price, if any, to be paid for such Performance Shares or Performance Share Units, which may be equal to or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; the performance objectives applicable to the Performance Shares or Performance Share Units as determined pursuant to Article 10; and any additional restrictions applicable to the Performance Shares or Performance Share Units such as continued service. The Committee shall have sole discretion to determine and specify in each Performance Share or Performance Share Unit Agreement whether the Award will be settled in the form of all cash, all Shares, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of Shares. Any such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
8.3Value of Performance Shares and Performance Share Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Performance Share Unit shall have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Share Units or both (as applicable) that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance objectives must be met shall be called a “Performance Period.”

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

8.4Earning of Performance Shares and Performance Share Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares or Performance Share Units shall be entitled to receive a payout of the number and value of Performance Shares or Performance Share Units, as applicable, earned by the Participant over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.
8.5Shareholder Rights; Dividends and Other Distributions. A Participant receiving Performance Shares or Performance Share Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Share Units or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on Shares subject to such Performance Shares or Performance Share Units shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code Section 409A.
Article 9.	OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based, equity-related or cash awards not described in Articles 5 through 8 of this Plan that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company (“Other Awards”). Other Awards may provide for (a) cash payments based in whole or in part on the value or future value of Shares, (b) the issuance or future issuance of Shares, (c) cash payments that are not based on the value or future value of Shares, or (d) any combination of the foregoing. A Participant receiving an Other Award (except an Other Award described in (c) above) may accrue dividend equivalents on such Award to the extent provided in the Agreement relating to the Award; provided, however, that (i) that any dividend equivalents payable on such Other Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code Section 409A.

Article 10.	PERFORMANCE MEASURES
10.1In General. The Committee may, in its discretion, include performance objectives in any Award. The Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.
10.2Definitions of Performance Objectives. If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established. The performance objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, Subsidiary, Employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations (or a peer group determined by the Committee that may include non-corporate entities), or a stock market or other index. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all or some other number of such objectives must be attained.

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

10.3Determinations of Performance. For each Award that has been made subject to a performance objective for a Performance Period, the Committee shall determine whether the performance objective has been satisfied as soon as administratively practicable following the close of the Performance Period. If a performance objective applicable for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance or the performance in the specific division, subsidiary, Employer, department, region or function employing the Participant.
10.4Adjustments and Exclusions. In determining whether and to what extent any performance objective has been achieved, the Committee may include or exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Employer, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), inventory valuations, real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Employer, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. To the extent that a performance objective is based on the price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants.
Article 11.	TERMINATION OF SERVICE; CHANGE IN CONTROL
11.1Termination of Service. If a Participant ceases to be an Employee of, or to otherwise perform services for, the Company and its Subsidiaries for any reason, then except to the extent provided otherwise in the applicable Agreement (or, if and to the extent applicable, in an amendment to an Agreement or in an employment or severance agreement or the CIC Plan),
(a)all of the Participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation;
(b)all of the Participant’s Options and SARs that were exercisable on the date of such cessation shall be forfeited immediately upon such cessation if the Participant’s employment or service relationship is terminated for Cause;
(c)all of the Participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of (i) three months after the date of such cessation, but in no event after the expiration date of the Options or SARs, if such cessation is other than for Cause, death or Disability, and (ii) one year after the date of such cessation, but in no event after the expiration date of the Options or SARs, if such cessation is due to death or Disability; and

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

(d)all of the Participant’s Restricted Stock, RSUs, Performance Shares, Performance Share Units and Other Awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation.
1.1Notwithstanding the preceding provisions of this Section 11.1, the Committee may, in its sole discretion, and to the extent applicable, in accordance with the provisions of Code Section 409A, determine (i) whether any bona fide leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment or service for purposes of this Plan, and (ii) the impact, if any, of any such leave on outstanding Awards under the Plan.
11.2Change in Control. The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting or amending an Award or in an individual employment agreement, severance plan (including the CIC Plan) or individual severance agreement), provide special vesting rules upon a Change in Control, including that any time-based vesting requirement applicable to an Award shall be deemed satisfied in full or in a prorated amount in the event that (i) a Change in Control occurs, (ii) both a Change in Control and a cessation of the Participant’s service relationship with the Employer occurs and/or (iii) if the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control. With respect to an Award that is subject to one or more performance objectives, the Committee may, in its sole discretion, provide special vesting rules in the event of a Change in Control, including (i) achievement of such performance objective shall be determined based on actual performance as of the effective date of the Change in Control, (ii) such performance objective shall be deemed achieved at the target level of performance, or (iii) the performance objectives shall be modified as deemed appropriate by the Committee.
Article 12.	BENEFICIARY DESIGNATION

To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s spouse, and if the Participant has no surviving spouse, to the Participant’s estate. If required, the spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary or beneficiaries other than the spouse.

Article 13.	DEFERRALS

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to RSUs and Other Awards, or the satisfaction of any requirements or objectives with respect to Performance Shares and Performance Share Units. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall comply with Code Section 409A. The deferral of Option and SAR gains is prohibited.

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

Article 14.	WITHHOLDING TAXES
14.1Tax Withholding. The Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Employer, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award. The Company shall have no obligation to deliver Shares, to release Shares from an escrow, or to make any payment in cash under the Plan until the Employer’s tax withholding obligations have been satisfied by the Participant.
14.2Share Withholding. Except as otherwise determined by the Committee or provided in the Agreement corresponding to an Award:
(a)With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, Restricted Stock Units or Other Awards, upon the achievement of performance objectives related to Performance Shares or Performance Share Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in Shares of Stock, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold Shares of Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or at any greater rate that will not result in adverse accounting or tax treatment, as determined by the Committee). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
(b)A Participant may elect to deliver Shares of Stock to satisfy, in whole or in part, the withholding requirement. Such an election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the Shares to be delivered will be determined as of the date the amount of tax to be withheld is determined. Such delivery must be made subject to the conditions and pursuant to the procedures established by the Committee with respect to the delivery of Shares of Stock in payment of the corresponding Option Exercise Price.
(c)A Participant who is classified by the Company as an officer at the time the tax withholding requirement arises with respect to his or her Restricted Stock or, to the extent settled in Shares of Stock, his or her Restricted Stock Units, Performance Shares, Performance Share Units, Other Awards, Options or SARs, may elect to satisfy such withholding requirement by delivering payment of the tax required to be withheld in cash or by check on the date on which the amount of tax to be withheld is determined. Once made, the election shall be irrevocable.
Article 15.	AMENDMENT AND TERMINATION
15.1Amendment or Termination of Plan. The Committee may at any time terminate and from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, as determined by the Committee, unless such action is necessary to achieve compliance with applicable law or any exchange requirements or listing standards applicable to the Stock, or unless the affected Participants consent in writing. To the extent required by Code Section 422, other applicable law, and/or any listing standards, no amendment shall be effective unless approved by the shareholders of the Company.

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

15.2Amendment of Agreement. The Committee may, at any time, amend any outstanding Agreement in its discretion to the extent the Committee determines that such amendment is necessary to achieve compliance with applicable law. The Committee may, at any time, amend outstanding Agreements in any other manner not inconsistent with the terms of the Plan; provided, however, except as provided in this Article 15, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not materially adverse to the Participant without the consent of such Participant. Except for adjustments as provided in Sections 4.2 or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Awards or cancel outstanding Options or SARs with per share exercise prices that are more than the Fair Market Value at the time of such cancellation in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
15.3Cancellation of Awards for Detrimental Activity. The Committee may provide in the applicable Agreement or a separate policy that if a Participant engages in detrimental activity, as defined in such Agreement or separate policy, the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the detrimental activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement or separate policy may also provide that if the Participant exercises an Option or SAR, receives an RSU, Performance Share, Performance Share Unit or Other Award payout, or receives or vests in Shares of Stock under an Award at any time during the time specified in such Agreement or separate policy, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares that were received with respect to the Award (or if the Participant previously disposed of such Shares, the fair market value of such Shares at the time of the disposition) over the total price paid by the Participant for such Shares.
15.4Assumption or Cancellation of Awards Upon a Corporate Transaction.
(a)In the event of a sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other Change in Control or corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Corporate Transaction”), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation and adjusted as appropriate.
(b)In addition or in the alternative, the Committee, in its discretion, may cancel all or certain types of outstanding Awards at or immediately prior to the time of the Corporate Transaction provided that the Committee either (i) provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the portion of the Award that would be vested upon the Corporate Transaction, as determined below and to the extent there is any such value, or (ii) at least 15 days prior to the Corporate Transaction (or, if not feasible to provide 15 days’ notice, within a reasonable period prior to the Corporate Transaction), notifies the Participant that, subject to rescission if the Corporate Transaction is not successfully completed within a certain period, the Award will be terminated and, if the Award is an Option, SAR or similar right, provides the Participant the right to exercise the portion

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

of the Option, SAR or similar right that would be vested upon the Corporate Transaction prior to the Corporate Transaction.
(c)For purposes of this provision, the value of the Award that would be vested upon the Corporate Transaction shall be measured as of the date of the Corporate Transaction and shall equal the value of the cash, Shares or other property that would be payable to the Participant for such vested Award (or, if the Award is an Option, SAR or similar right, upon exercise of the vested Award) less the amount of any payment required to be tendered by the Participant upon such exercise. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of such Option, SAR or similar right and may cancel each Option, SAR or similar right with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option, SAR or similar right. For example, under this provision, in connection with a Corporate Transaction, the Committee can cancel all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Corporate Transaction if their vested Options had been fully exercised immediately prior to such Corporate Transaction, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Corporate Transaction if their vested Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.
(d)Any actions taken under this Section 15.3 shall be valid with respect to a Section 409A Award only to the extent that such action complies with Code Section 409A.
Article 16.	MISCELLANEOUS PROVISIONS
16.1Restrictions on Shares. If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no Shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any listing standards applicable to the Stock and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state, federal and foreign laws (including, without limitation and

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.

16.2Rights of a Shareholder. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, SAR, RSU, Performance Share, Performance Share Unit or Other Award shall have any right as a shareholder with respect to any Shares covered by such Award prior to the date of issuance to him or her or his or her delegate of a certificate or certificates for such Shares or the date the Participant’s name is registered on the Company’s books as the shareholder of record with respect to such Shares.
16.3Transferability. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution. . A Participant who is an officer, or a Non-Employee Director may transfer NSOs to a Permitted Transferee in accordance with procedures approved by the Committee. Except for a transfer of NSOs by an officer or Non-Employee Director to a Permitted Transferee, unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution, and (ii) each Option and SAR outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative (provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer to a Permitted Transferee as permitted under this Section 16.3 or by the Committee, appropriate evidence of any transfer to the Permitted Transferee shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Award as the Participant. For the avoidance of doubt, any permitted transfer of an Award will be without payment of consideration by the Permitted Transferee.
16.4No Fractional Shares. Unless provided otherwise in the Agreement applicable to an Award, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award and any fractional Share otherwise payable pursuant to an Award shall be forfeited or paid in cash as determined by the Committee, in its discretion.
16.5No Implied Rights. Neither the adoption and maintenance of the Plan, nor the granting of Awards pursuant to the Plan, shall be deemed to constitute a contract of employment between the Employer and any Employee or to be a condition of the employment of any person. Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the employ or service of the Employer or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or any subsequent year. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

16.6Transfer of Employee. The transfer of an Employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary of the Company, a termination of employment shall be deemed to have occurred when the entity ceases to be a Subsidiary unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Subsidiaries.
16.7Expenses of the Plan. The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.
16.8Compliance with Laws. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.
16.9Recoupment/Clawback. All Awards are subject to recoupment in accordance with the Company’s recoupment, clawback and/or recovery policies in effect from time to time. In addition, the Committee may include such recoupment, clawback and/or recovery provisions in an Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right with respect to Shares issued pursuant to Awards under the Plan.
16.10Whistleblower Protection. Nothing contained in this Plan or any Agreement (i) shall be deemed to prohibit any Participant from responding to a subpoena or order of a court or other governmental authority to testify or give evidence or engaging in conduct otherwise protected by the Sarbanes-Oxley Act; (ii) shall be deemed to prohibit any Participant from providing truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding; (iii) is intended in any way to intimidate, coerce, deter, persuade, or compensate any Participant with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law; and (iv) is intended to require any Participant to provide notice to the Employer or its attorneys before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”) or to provide notice to the Employer or its attorneys after any Participant has made any such Whistleblower Disclosures.
16.11Successors. The terms of the Plan and outstanding Awards shall be binding upon the Company and its successors and assigns.
16.12Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code Section 83(b).
16.13Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which Shares are traded.

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

16.14Compliance with Code Section 409A.
(a)At all times, this Plan shall be interpreted and operated (i) with respect to Section 409A Awards in accordance with the requirements of Code Section 409A, and (ii) to maintain the exemptions from Code Section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code Section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code Section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Section 409A Award to the extent such discretionary authority would conflict with Code Section 409A.
(b)To the extent that a Section 409A Award provides for payment upon the recipient’s termination of employment as an Employee, (i) the Section 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code Section 409A, and (ii) if the individual is a “specified employee” on the date of the individual’s termination of employment (with such status determined by the Company in accordance with rules established by the Company in writing in advance of the “specified employee identification date” within the meaning of Code Section 409A that relates to the date of the individual’s termination of employment or, in the absence of such rules established by the Company, under the default rules for identifying specified employees under Code Section 409A), such payment shall not be paid earlier than six months after such termination of employment (provided that if the individual dies after the date of the individual’s termination of employment but before payment has been made, payment will be made to the individual’s estate without regard to such six-month delay).
(c)To the extent any provision of this Plan or an Agreement would cause a payment of a Section 409A Award to be made because of the Participant’s Disability, then such payment shall not be made unless the Participant’s Disability also constitutes a “disability” within the meaning of Code Section 409A(a). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability.
(d)To the extent an Award is a Section 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code Section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.
(e)In the event that an Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Committee, the Board nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

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PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

16.15Legal Construction.
(a)If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.
(b)Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.
(c)To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Tennessee, without giving effect to any choice of law provisions. Unless otherwise provided in the applicable Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of Tennessee to resolve any and all issues that may arise out of or relate to the Plan or such Agreement.

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96 | 2025 PROXY STATEMENT

PROXY STATEMENT	ANNEX A – Miller Industries, Inc. 2025 Stock Incentive Plan

IN WITNESS WHEREOF, this Plan is executed to be effective as approved by the Board of Directors of the Company as of March 31, 2025.

MILLER INDUSTRIES, INC.

/s/ Frank Madonia

By: Frank Madonia

Title: Executive Vice President, General Counsel and Secretary

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01 - Theodore H. Ashford III 04 - William G. Miller II 07 - Leigh Walton 02 - Peter Jackson 05 - Dr. Javier Reyes 03 - William G. Miller 06 - Dr. Susan Sweeney 1UPX For Withhold For Withhold For Withhold Miller Industries, Inc. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. 044B9C 2. To approve the Miller Industries, Inc. 2025 Stock Incentive Plan. 3. To approve, on an advisory basis, the compensation of our named executive officers. 1. Election of Directors. For Against Abstain For Against Abstain Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians, custodians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign their full corporate name by a duly authorized officer. If a partnership, sign in full partnership name as an authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 4. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/MLR or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 22, 2025. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MLR Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MLR This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 23, 2025 The undersigned shareholder of Miller Industries, Inc. hereby constitutes and appoints William G. Miller, William G. Miller II and Frank Madonia, or any of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of Common Stock of Miller Industries, Inc., at the Annual Meeting of Shareholders to be held at the Hilton Garden Inn Hotel, 879 College Drive, Dalton, Georgia 30720, on Friday, the 23rd of May, 2025, at 9:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof as indicated on the reverse side. This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to Computershare Investor Services, LLC, PO Box 43078, Providence, RI 02940-3078, in the accompanying prepaid envelope. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2, 3 AND 4, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED. It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 11, 2025 and the Proxy Statement furnished therewith. Proxy — Miller Industries, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below.